UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 6, 2014

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD,

THE 2013 ANNUAL REPORT AND THE 2013 ANNUAL REPORT ON FORM 10-K ARE FIRST BEING FURNISHED

ON APRIL [•], 2014.

Garmin Ltd.
Mühlentalstrasse 2
8200 Schaffhausen
Switzerland

Invitation to Annual General
Meeting of Shareholders

June 6, 2014

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held simultaneously at the offices of the law firm of Homburger AG, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland and at the offices of Garmin International Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 5:00 p.m. Central European Time (10:00 a.m., U.S. Central Daylight Time) on Friday, June 6, 2014. The two locations will be linked via a live video and audio link. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Election of Andrew Etkind as the ad hoc Chairman of the Meeting

The Board of Directors proposes to the Annual Meeting that Andrew Etkind, Garmin’s Vice President and General Counsel, be elected as the ad hoc Chairman of the Meeting.

2.	Approval of Garmin’s 2013 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013

The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2013 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013.

3.	Approval of the appropriation of available earnings

The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(39,244,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(8,946,000)
Total net loss:	CHF	(48,190,000)
Resolution proposed by the Board of Directors:
- RESOLVED, that the net loss for the period of CHF 8,946,000 shall be carried forward.

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4.	Approval of the payment of a cash dividend in the aggregate amount of $1.92 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $1.92 per outstanding share as follows:

General Reserve from Capital Contribution as per December 28, 2013		CHF	5,858,865,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of US$1.92 per outstanding share[1] out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 407,749,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the general reserve from capital contribution in order to pay such dividend of US$1.92 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares[4] eligible to receive the dividend); and further	CHF	407,749,000
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the general reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.	CHF	5,451,116,000

(1)	In no event will the dividend payment exceed a total of US$1.92 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate as at December 28, 2013. With a total of shares eligible for payout (based on the number of shares outstanding as at December 28, 2013), the aggregate dividend total would be CHF . The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 28, 2013, includes a 15% margin to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see fn 4 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital at December 28, 2013. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

5.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 28, 2013

The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 28, 2013.

6.	Re-election of directors

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that each of Donald H. Eller, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Thomas P. Poberezny be re-elected as directors, each for a term extending until completion of the next annual general meeting.

7.	Election of Chairman

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that Min H. Kao be elected as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.

8.	Election of Compensation Committee members

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that each of Donald H. Eller, Joseph J. Hartnett, Charles W. Peffer, and Thomas P. Poberezny be elected as members of the Compensation Committee, each for a term extending until completion of the next annual general meeting.

9.	Election of the independent voting rights representative

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the law firm of Reiss + Preuss LLP be elected as the independent voting rights representative for a term extending until completion of the next annual general meeting, including any extraordinary general meeting of shareholders prior to the 2015 annual meeting

10.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

11.	Advisory vote on executive compensation

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

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12.	Approval of amendments to the Articles of Association to implement requirements under recent Swiss legislation regarding elections and certain other matters

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve amendments to our Articles of Association to implement the requirements of the Swiss Federal Ordinance Against Excessive Remuneration at Listed Corporations (the “Swiss Ordinance”), which became effective on January 1, 2014, regarding the election of the Board of Directors, the Chairman of the Board of Directors, the members of the Compensation Committee and the independent voting rights representative, and certain other matters. The text of the proposed amendments is contained in Annex 1.

13.	Approval of amendments to the Articles of Association to implement requirements under recent Swiss legislation regarding the compensation of the Board of Directors and Executive Management and related matters

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve amendments to our Articles of Association to implement the requirements of the Swiss Ordinance regarding the compensation of the Board of Directors and the Executive Management and certain related matters. The text of the proposed amendments is contained in Annex 2.

14.	Approval of amendment to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an amendment to Article 13 of the Articles of Association in order to allow general meetings to be held online to the extent permitted under applicable law. The text of the proposed amendment is contained in Annex 3.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 11, 2014. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 27, 2014. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 27, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 11, 2014, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 27, 2014, and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares as of April 11, 2014. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s 2013 Annual Report, Garmin’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 which contains the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013, the Swiss statutory financial statements of Garmin for the fiscal year ended December 28, 2013 and the Auditor’s Reports are available in the Investor Relations section of Garmin’s website www.garmin.com and will also be available for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 16, 2014. Copies of the 2013 Annual Report, the Annual Report on Form 10-K for the fiscal year ended December 28, 2013, the Swiss statutory financial statements of Garmin for the fiscal year ended December 28, 2013 and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by May 30, 2014.

April [•], 2014

By Order of the Board of Directors,

Andrew R. Etkind

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 6, 2014

This Proxy Statement, the 2013 Annual Report and Garmin’s Annual

Report on Form 10-K for the fiscal year ended December 28, 2013, are available at http://materials.proxyvote.com/H2906T

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Table of Contents

PROXY STATEMENT		9
INFORMATION CONCERNING SOLICITATION AND VOTING		9
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		12
PROPOSAL ONE	Election of Andrew Etkind as the ad hoc Chairman of the Annual Meeting	14
PROPOSAL TWO	Approval of Garmin’s 2013 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013	15
PROPOSAL THREE	Appropriation of available earnings	16
PROPOSAL FOUR	Payment of a cash dividend in the aggregate amount of $1.92 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments	17
PROPOSAL FIVE	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 28, 2013	18
PROPOSAL SIX	Re-election of directors	19
PROPOSAL SEVEN	Election of Chairman	25
PROPOSAL EIGHT	Election of Compensation Committee members	26
PROPOSAL NINE	Election of the independent voting rights representative	27
PROPOSAL TEN	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term	28
PROPOSAL ELEVEN	Advisory Vote on Executive Compensation	29
PROPOSAL TWELVE	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding elections and certain other matters	30
PROPOSAL THIRTEEN	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding the compensation of the Board and the Executive Management and related matters	32
PROPOSAL FOURTEEN	Approval of an amendment to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law	34

AUDIT MATTERS		35
EXECUTIVE COMPENSATION MATTERS		36
SHAREHOLDER PROPOSALS		46
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		46
HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS		46
OTHER MATTERS		47
APPENDIX A	Form of Proxies	A-1
ANNEX 1	Text of Proposed Amendment to the Articles of Association to implement requirements under the Swiss Ordinance regarding elections and certain other matters	B-1
ANNEX 2	Text of Proposed Amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding the compensation of the Board and the Executive Management and related matters	B-4
ANNEX 3	Text of Proposed Amendment to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law	B-8

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 5:00 p.m. Central European Time (10:00 a.m., U.S. Central Daylight Time), on Friday, June 6, 2014, simultaneously at the offices of the law firm of Homburger AG, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland and at the offices of Garmin International Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Invitation to Annual General Meeting of Shareholders. The two locations will be linked via a live video and audio link. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April [•], 2014.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”), and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares (“Plan Participants”).

Proposals

At the Annual Meeting, the Board intends to ask you to vote on:

1.	Election of Andrew Etkind as the ad hoc Chairman of the Annual Meeting;

2.	Approval of Garmin’s 2013 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013;

3.	Approval of the appropriation of available earnings;

4.	Approval of the payment of a cash dividend in the aggregate amount of $1.92 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments;

5.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 28, 2013;

6.	Re-election of directors;

7.	Election of Chairman;

8.	Election of Compensation Committee members;

9.	Election of the independent voting rights representative;

10.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;

11.	Advisory vote on executive compensation;

12.	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding elections and certain other matters;

13.	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding the compensation of the Board and the Executive Management and related matters; and

14.	Approval of amendments to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law.

Shareholders Entitled to Vote

April 11, 2014 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were [•] shares (excluding shares held directly or indirectly in treasury) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 27, 2014 will receive a copy of the proxy materials after May 27, 2014 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 27, 2014, will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share

GARMIN LTD. - 2014 Proxy Statement    9

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register as a shareholder with voting rights between the close of business on May 27, 2014 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 27, 2014 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 27, 2014, and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 27, 2014. Registered holders of our shares (as opposed to beneficial shareholders) on May 27, 2014 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Each of the proposals requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions.

Members of our Board and members of Executive Management are not allowed to vote on the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 28, 2013.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the Compensation Committee of our Board will review voting results on this proposal and will give consideration to such voting.

Abstentions and Broker Non-Votes

Pursuant to Garmin’s Articles of Association and Swiss law, (i) shares represented at the Annual Meeting which are not voted on any matter and (ii) shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal pursuant to applicable New York Stock Exchange rules) are not included in the determination of the shares voting on such matter. Therefore, shares represented at the Annual Meeting which are not voted on any matter and shares represented by “broker non-votes” will not be counted toward the determination of the majority required to approve the proposals submitted to the Annual Meeting and, therefore, will not have the effect of a vote against such proposals.

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters under New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers: Proposal No. 6 (re-election of directors); Proposal No. 7 (election of Chairman); Proposal No. 8 (election of Compensation Committee members); Proposal No. 11 (advisory vote on executive compensation); Proposal No. 12 (approval of amendments to the Articles of Association to implement requirements under recent Swiss legislation regarding elections and certain other matters); Proposal No. 13 (approval of amendments to the Articles of Association to implement requirements under recent Swiss legislation regarding the compensation of the Board and the Executive Management and certain other matters; and Proposal No. 14 (approval of amendments to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law).

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. 401(k) and Pension Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Reiss + Preuss LLP, 1350 Avenue of the Americas, Suite 2900, New York, NY 10019, USA to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent representative voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the Invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by the close of business, U.S. Central Time on June 2, 2014 to ensure that your proxy can be timely submitted.

Shares Held Under the 401(k) Plan

On the voting instructions card, Plan Participants may instruct the trustee of our 401(k) Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those shares for which instructions were actually received from Plan Participants. The trustee of our 401(k) Plan may vote shares allocated to the accounts of the 401(k) Plan participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Abstentions and Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the 401(k) Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the 401(k) Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective 401(k) Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 11, 2014, Garmin had outstanding [•] shares (excluding shares held directly or indirectly in treasury). The following table contains information as of April 11, 2014 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) the directors and the executive officers who are named in the Summary Compensation Table; and (iii) all of the directors and the named executive officers as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, to Garmin’s knowledge, the holders listed below have sole voting and dispositive power. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin.

Name and Address	Shares	(1)	Percent of Class	(2)
Danny J. Bartel
Vice President, Worldwide Sales of Garmin International, Inc.	151,140	(3)		*
Gary L. Burrell(4)
Shareholder	27,876,000	(5)	[•]	%
Capital Research Global Investors
Shareholder	7,518,000	(6)	[•]	%
Donald H. Eller, Ph.D
Director	532,927	(7)		*
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary	113,918	(8)		*
Joseph J. Hartnett
Director	957	(9)		*
Min H. Kao, Ph.D(10)
Director and Executive Chairman	33,734,756	(11)	[•]	%
Ruey-Jeng Kao(12)
Shareholder	10,377,962	(13)	[•]	%
Matthew Munn
Vice President and Managing Director, Automotive OEM	1,322	(14)		*
Charles W. Peffer
Director	26,712	(15)		*
Clifton A. Pemble
Director, President and CEO	201,337	(16)		*
Thomas P. Poberezny
Director	10,840	(17)		*
Kevin Rauckman
Chief Financial Officer and Treasurer	130,346	(18)		*
Directors and Named Executive Officers as a Group
(9 persons)	34,902,933	(19)	[•]	%

*	Less than 1% of the outstanding shares

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 11, 2014 or within 60 days of such date, and shares of restricted stock units that will be released to that person within 60 days of April 11, 2014 upon vesting of restricted stock unit awards, are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)	The percentage is based upon the number of shares outstanding as of April 11, 2014 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.

(3)	Mr. Bartel’s beneficial ownership includes 88,500 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2014. In addition to the 151,140 shares, 1,400 shares are held in an account on which Mr. Bartel’s spouse has signing authority, over which Mr. Bartel does not have any voting or dispositive power. Mr. Bartel disclaims beneficial ownership of the 1,400 shares held in the account on which his spouse has signing authority.

(4)	Mr. Burrell’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.

(5)	The 27,876,000 shares are held by a revocable trust established by Mr. Burrell, over which shares Mr. Burrell shares voting and dispositive power with his son, Jonathan Burrell, who is Mr. Burrell’s attorney-in-fact. In addition to these 27,876,000 shares, 863,570 shares are held by a revocable trust established by Mr. Burrell’s wife, over which shares Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these 863,570 shares owned by his wife’s revocable trust.

(6)	The information is based on Amendment No. 4 dated February 6, 2014 to a Schedule 13G filed by Capital Research Global Investors. According to the Schedule 13G, Capital Research Global Investors’ address is 333 South Hope Street, Los Angeles, California 90071.

(7)	Dr. Eller’s beneficial ownership includes 24,540 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2014 and 2,757 shares that will be released to him within 60 days of April 11, 2014 upon vesting of restricted stock units awards.

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(8)	Mr. Etkind’s beneficial ownership includes 85,000 shares that may be acquired through stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2014.

(9)	Mr. Hartnett’s beneficial ownership includes 957 shares that will be released to him within 60 days of April 11, 2014 upon vesting of restricted stock units awards.

(10)	Dr. Kao’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.

(11)	Of the 33,734,756 shares, (i) 9,291,188 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, and (ii) 24,443,568 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power. In addition to the 33,734,756 shares, 5,207,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of the 5,207,824 shares held by the revocable trust established by his wife.

(12)	Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan.

(13)	The 10,377,962 shares are held by Karuna Resources Ltd. Mr. Kao owns 100% of the voting power of Karuna Resources Ltd. The information is based on Amendment No. 8 dated January 15, 2013 to a Schedule 13G dated February 9, 2001. Mr. Kao is the brother of Dr. Min Kao.

(14)	Mr. Munn’s beneficial ownership includes 293 shares that will be released to him within 60 days of April 11, 2014 upon vesting of restricted stock units awards.

(15)	Mr. Peffer’s beneficial ownership includes 13,653 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2014 and 2,757 shares that will be released to him within 60 days of April 11, 2014 upon vesting of restricted stock units awards.

(16)	Mr. Pemble’s beneficial ownership includes 157,340 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2014. Of the 201,337 shares, 1,000 shares are held by children of Mr. Pemble who share the same household.

(17)	Mr. Poberezny’s beneficial ownership includes 5,981 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2014 and 2,757 shares that will be released to him within 60 days of April 11, 2014 upon vesting of restricted stock units awards.

(18)	Mr. Rauckman’s beneficial ownership includes 105,839 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2014. Of the 130,346 shares, 300 shares are held by revocable trusts established by Mr. Rauckman’s children over which Mr. Rauckman has shared voting and dispositive power. In addition to the 130,346 shares, 2,850 shares are held by a revocable trust established by Mr. Rauckman’s wife, over which Mr. Rauckman does not have any voting or dispositive power. Mr. Rauckman disclaims beneficial ownership of the 2,850 shares owned by the revocable trust established by his wife.

(19)	The number includes 480,853 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2014, and 9,228 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 11, 2014. Individuals in the group have disclaimed beneficial ownership as to a total of 6,075,644 of the shares listed.

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PROPOSAL ONE	Election of Andrew Etkind as the ad hoc Chairman of the Annual Meeting

The proposals to be voted on at the Annual Meeting include amendments to Garmin’s Articles of Association. In order for these amendments to take effect they must be carried out before a Swiss notary public and authenticated by such notary public in the form of a public deed (öffentliche Urkunde) and then registered with the Commercial Register (Handelsregister) of the Canton of Schaffhausen, Switzerland. A Swiss notary public can act only within the territory of the Swiss Canton where he or she is licensed as a notary public. Therefore, it is necessary for this Annual Meeting to be held in Switzerland. To facilitate attendance at the Annual Meeting by shareholders resident in the USA, we are holding the Annual Meeting simultaneously in Zurich, Switzerland and Olathe, Kansas with a live video and audio link between the two locations. Since the chairman of the meeting and the notary public are both required to be at the Zurich location, the Board proposes that Mr. Andrew Etkind, Garmin’s Vice President and General Counsel, who is based at Garmin’s headquarters in Switzerland, be elected as ad hoc Chairman of this Annual Meeting for the purpose of complying with all the necessary formalities under Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ANDREW ETKIND AS THE AD HOC CHAIRMAN OF THE MEETING

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PROPOSAL TWO	Approval of Garmin’s 2013 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013

The consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 28, 2013 are contained in the 2013 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2013 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd, Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2013 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd, as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 28, 2013 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (US GAAP) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2013 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013

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PROPOSAL THREE	Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(39,244,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(8,946,000)
Total net loss:	CHF	(48,190,000)
Resolution proposed by the Board of Directors:
- RESOLVED, that the net loss for the period of CHF 8,946,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS

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PROPOSAL FOUR	Payment of a cash dividend in the aggregate amount of $1.92 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend at an annual general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $1.92 per outstanding share out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the proposed shareholder resolution set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$ per share
June 30, 2014	June 17, 2014	$0.48
September 30, 2014	September 15, 2014	$0.48
December 31, 2014	December 15, 2014	$0.48
March 31, 2015	March 16, 2015	$0.48

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting.

The Board proposes the following resolutions with respect to the dividend:

General Reserve from Capital Contribution as per December 28, 2013		CHF	5,858,865,000
Resolutions proposed by the Board:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of US$1.92 per outstanding share(1) out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release(2) at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 407,749,000(3) be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the general reserve from capital contribution in order to pay such dividend of US$1.92 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares(4) eligible to receive the dividend); and further	CHF	407,749,000
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the general reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.	CHF	5,451,116,000

(1)	In no event will the dividend payment exceed a total of US$1.92 per share.

(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.

(3)	Based on the currency conversion rate as at December 28, 2013. With a total of shares eligible for payout (based on the number of shares outstanding as at December 28, 2013), the aggregate dividend total would be CHF . The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 28, 2013, includes a 15% margin to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see fn 4 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve from capital contribution after the last installment payment.

(4)	This number is based on the registered share capital at December 28, 2013. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF $1.92 PER OUTSTANDING SHARE OUT OF GARMIN’S GENERAL RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS

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PROPOSAL FIVE	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 28, 2013

In accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the board of directors and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management is defined to mean the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013

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PROPOSAL SIX	Re-election of directors

Pursuant to the Swiss Ordinance Against Excessive Remuneration at Listed Corporations (Verordnung gegen übermässige Vergütungen bei börsenkotierten Aktiengesellschaften) (the “Swiss Ordinance”), commencing in 2014 all directors of a Swiss company that is listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2015: Donald H. Eller, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Thomas P. Poberezny.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for election and the existing directors have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Dr. Eller, Mr. Hartnett, Dr. Kao, Mr. Peffer, Mr. Pemble and Mr. Poberezny have each indicated that they are willing and able to continue to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement.

Donald H. Eller, age 71, has served as a director of Garmin since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996, he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas. Dr. Eller has not been a member of the board of directors of any other entity during the last five years. The Board has concluded that Dr. Eller should be nominated for re-election as a director of Garmin because: (1) his significant experience in the navigation and GPS fields provides the Board with valuable experience in the technology utilized by Garmin and its potential applications; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 58, has been a director of Garmin since June 2013. Mr. Hartnett served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company headquartered in Rolling Meadows, Illinois, from April 2008 through November 2010. He joined Ingenient as Chief Operating Officer in September 2007. Mr. Hartnett left Ingenient following the sale of the company and completion of post-sale activities. Prior to Ingenient, Mr. Hartnett served as President and Chief Executive Officer of U.S. Robotics Corporation, a global Internet communications product company headquartered in Schaumburg, Illinois, from May 2001 through October 2006. He was Chief Financial Officer of U.S. Robotics from June 2000 to May 2001. Prior to U.S. Robotics, Mr. Hartnett was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett has been a director of Sparton Corporation (NYSE: SPA) since September 2008. Mr. Hartnett was a director of Crossroads Systems, Inc. (NASDAQ: CRDS) from March 2011 to June 2013. He currently serves as a member of the audit committee of Sparton. He is a past chairman of the audit committee, past member of the compensation committee and past member of the nominating and corporate governance committee of Sparton. Mr. Hartnett previously served as chairman of the audit committee at Crossroads and as a member of the compensation committee and of the nominating and corporate governance committee. He is also a former director of both U.S. Robotics Corporation and Ingenient Technologies, Inc.

The Board has concluded that Mr. Hartnett should be-nominated for reelection as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Min H. Kao, age 65, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board of has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses 24 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Charles W. Peffer, age 66, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of Sensata Technologies Holding N.V., NPC International, Inc., HDSupply Holdings, Inc. and of the Commerce Funds, a family of seven mutual funds.

The Board has concluded that Mr. Peffer should be nominated for re-election as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 48, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 20 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Thomas P. Poberezny, age 67, has been a director of Garmin since May 2010. Mr. Poberezny has served as Chairman Emeritus of the Experimental Aircraft Association, Inc. (“EAA”) since 2011. He was President of the EAA from 1989 to 2011, and Chairman of the Board of the EAA from 2009 to 2011. The EAA is a non-profit corporation with approximately 160,000 members. The EAA’s mission is to promote and grow general aviation while facilitating innovation. As part of its activities, the EAA organizes the annual EAA AirVenture at Oshkosh, Wisconsin, one of the world’s largest aviation events. Mr. Poberezny has been Chairman of EAA AirVenture since 1975. Mr. Poberezny holds a bachelor’s degree in Industrial Engineering from Northwestern University and also received an honorary degree from the Milwaukee School of Engineering. Mr. Poberezny is an experienced pilot and was the 1973 U.S. National Unlimited Aerobatic Champion and was a member of the 1970-1972 Aerobatic Teams that represented the United States in world competitions. Mr. Poberezny was also a pilot member of the Red Devils/Eagles Aerobatic Team from 1971 to 1995. Mr. Poberezny was a member of the board of directors of the Oshkosh branch of US Bank from 1985 to 2006.

The Board has concluded that Mr. Poberezny should be nominated for re-election as a director of Garmin because: (1) his significant experience and relationships in the field of general aviation provide the Board and Garmin with valuable experience and contacts in one of Garmin’s principal business segments; (2) his 20 years of experience as President of the EAA, an organization with approximately 200 employees, provided him with significant hands-on experience as a chief executive; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES

Director Independence

The Board has determined that Dr. Eller, Mr. Hartnett, Mr. Peffer and Mr. Poberezny, who constitute a majority of the Board, are independent directors as defined in the listing standards for the NASDAQ Global Select Market.

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Board Meetings and Standing Committee Meetings

Meetings

The Board held five meetings and took action by unanimous written consent five times during the fiscal year ended December 28, 2013. Four executive sessions of the independent directors were held in 2013. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2013 fiscal year, the Audit Committee held four meetings and took action by unanimous written consent twice, the Compensation Committee held five meetings and took action by unanimous written consent once, and the Nominating Committee held one meeting. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. Five of the six directors of Garmin attended the 2013 annual general meeting.

Audit Committee

Messrs. Peffer (Chairman), Hartnett and Poberezny serve as the members of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd, Garmin’s statutory auditor. The Board has determined that Mr. Hartnett and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the NASDAQ Global Stock Market).

Compensation Committee

Messrs. Poberezny (Chairman), Eller, Hartnett and Peffer serve as the members of the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation philosophy, policies and objectives for executives and principal senior officers, as well as the programs, plans, practices and procedures for their implementation in a manner that is consistent with corporate strategies and goals, (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified personnel, (c) with respect to compensation of the Executive Chairman, Chief Executive Officer (“CEO”) and other principal senior officers, annually: (i) review and approve the corporate goals and objectives that are aligned with the achievement of the Company’s long-term strategic plans, (ii) evaluate their performance in light of those goals and objectives; (iii) determine the CEO’s compensation level, as well as the components and structure of his or her compensation package, based on his or her performance evaluation, recent compensation history, and the application of any policies and procedures established by the Compensation Committee; (iv) oversee and approve the respective compensation levels, as well as the components and structure of the respective compensation packages as recommended by the CEO of the other principal senior officers based on their respective performance evaluations, recent compensation history, and the application of any policies or procedures established by the Compensation Committee; and (v) review and approve any employment, change of control, termination or other agreements with the CEO, as well as other principal senior officers, and any amendments to such agreements (d) with respect to compensation policies for all employees, including non-executive officers, to: (i) periodically determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; (ii) consider modifying, or directing Garmin to modify, policies and practices that the Compensation Committee deems to create such risks; and (iii) approve disclosures required to be included in Garmin’s annual meeting proxy statement (e) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; and produce the annual disclosures required by applicable SEC rules and regulations and the relevant listing authority (f) recommend to the Board changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board or its committees; (g) serve as the committee administering any equity-based compensation plans adopted by the Company; (h) approve, or, if required, submit for approval by shareholders, all new equity-based plans and any amendments to such plans; (i) review the design and oversee the administration of Garmin’s broad based employee compensation and benefit programs in a manner that is consistent with the Garmin’s compensation philosophy and long-term strategic plan; and (j) with input from the Board, annually review with management the plans for the orderly development and succession of all principal senior officers. The Board has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below. Pursuant to the Swiss Ordinance the members of the Compensation Committee will be elected annually and individually by the shareholders at the annual general meeting commencing with this Annual Meeting.

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Nominating and Corporate Governance Committee

Messrs. Eller (Chairman), Hartnett, Peffer and Poberezny serve as the members of the Nominating Committee. The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria, (c) recommend and evaluate nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons; (e) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one Audit Committee Financial Expert and one Audit Committee member who has accounting or related financial management expertise; (f) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (g) create and implement a process for the Board to annually evaluate its own performance; (h) oversee a Company orientation program for new directors and a continuing education program for current directors; (i) recommend to the Board Corporate Governance Guidelines; (j) review periodically the Corporate Governance Guidelines and recommend such modifications to the Board as the Governance Committee deems appropriate; (k) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company’s corporate governance framework, including its articles of association and organizational regulations; (l) verify that the Board and each Board committee has annually evaluated its own performance; (m) review and/or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (n) annually evaluate the Governance Committee’s own performance and periodically evaluate the adequacy of this Charter; and (o) report to the Board on Nominating Committee actions (other than routine or administrative actions). The Board has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market).

In selecting candidates for nomination at the annual meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. A shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating Committee requires that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the NASDAQ Global Select Stock Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience in the context of the perceived needs of the Board at the time of consideration, and whether a diversity of skills and experience would be beneficial at the time. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. Garmin does not have a formal policy regarding diversity among director candidates.

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Board Leadership Structure and Role in Risk Oversight

Prior to January 1, 2013, Min H. Kao was both Chairman of the Board and Chief Executive Officer. On January 1, 2013, Dr. Kao became Executive Chairman of the Board, and Clifton A. Pemble became President and Chief Executive Officer, thereby causing the positions of Chairman of the Board and Chief Executive Officer to be split between Dr. Kao and Mr. Pemble. The Board believes this Board leadership structure is appropriate and desirable. Mr. Pemble has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer. Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of Garmin or any of its subsidiaries. During 2013, Garmin had no compensation committee interlocks of the type required to be disclosed by the rules of the SEC.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

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Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin, or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Garmin’s 2013 director compensation package was comprised of cash (annual board and committee chair retainers) and grants of restricted stock unit awards.

Each director, who is not an officer or employee of Garmin or its subsidiaries, (a “Non-Management Director”), was paid an annual retainer of $50,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also received an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee received an annual retainer of $10,000. In addition, each Non-Management Director was paid $1,500 for attending each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director was paid $1,000 for attending the meeting. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director was paid $1,500 for attending each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

The Non-Management Directors may also be granted awards, including among others, pursuant to the 2011 Non-Employee Directors’ Equity Incentive Plan, as determined by the Compensation Committee (as defined in such plan).

Garmin does not have formal stock ownership guidelines for its directors.

Under Taiwan banking practice, the chairman of a company is generally required to personally guarantee the company’s loans and mortgages. During 2013, Dr. Kao, as chairman of Garmin Corporation, a Taiwan subsidiary of Garmin, received compensation from Garmin Corporation in the amount of $56,420 for his personal guarantee of Garmin Corporation’s obligations.

2013 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	SAR/Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gene Betts	$5,570	$-	$-	$-	$-	$-	$5,570
Donald Eller	$74,589	$90,006	$-	$-	$-	$-	$164,595
Joseph Hartnett	$57,824	$90,006	$-	$-	$-	$-	$147,830
Charles Peffer	$73,522	$90,006	$-	$-	$-	$-	$163,528
Thomas Poberezny	$75,781	$90,006	$-	$-	$-	$-	$165,787

(1)	This column shows the grant date fair value of stock awards granted in 2013 to each of the non-management directors, as discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the awards. The value of the actual award amount approved by the Compensation Committee for each non-management director (other than Mr. Betts) was $100,000. As of December 28, 2013, Messrs. Betts, Eller, Peffer and Poberezny, respectively, owned 7,147, 28,068, 22,315 and 5,981 outstanding stock options and Messrs. Eller, Peffer and Poberezny, each owned 5,472 outstanding stock awards. Messr. Hartnett owned 2,871 outstanding stock awards.

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PROPOSAL SEVEN	Election of Chairman

Pursuant to the Swiss Ordinance, commencing in 2014 the chairman of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting. Previously the chairman was appointed by the Board.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for election as Executive Chairman for a term extending until completion of the annual general meeting in 2015. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page 20 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN

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PROPOSAL EIGHT	Election of Compensation Committee members

Pursuant to the Swiss Ordinance, commencing in 2014 the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting. Previously the members of the Compensation Committee were appointed by the Board.

Subject to their re-election as members of the Board, the Board has nominated Donald H. Eller, Joseph J. Hartnett, Charles W. Peffer, and Thomas P. Poberezny, who are the current members of the Compensation Committee, to stand for election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2015. If elected, Mr. Poberezny will be appointed as chairman of the Compensation Committee. Messrs. Eller, Hartnett, Peffer and Poberezny have each indicated that they are willing and able to continue to serve as members of the Compensation Committee if re-elected.

Information about Messrs. Eller, Hartnett, Peffer and Poberezny can be found at pages 19-20 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES

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PROPOSAL NINE	Election of the independent voting rights representative

Pursuant to the Swiss Ordinance, commencing in 2014 proxies appointing an officer or another representative of Garmin or depository institutions pursuant to Article 689d of the Swiss Code of Obligations to vote a shareholders’ shares are prohibited. Instead, the Swiss Ordinance mandates that the shareholders of a Swiss company elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The voting rights representative will not make statements, submit proposals or ask questions of the Board on behalf of shareholders. The Board has recommended that the law firm of Reiss + Preuss LLP, 1350 Avenue of the Americas, New York, NY 10019, USA be elected as the independent voting rights representative for a term extending until completion of the next annual general meeting. Reiss + Preuss LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Reiss + Preuss LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF REISS + PREUSS LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE

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PROPOSAL TEN	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 27, 2014 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 27, 2014.

Ernst & Young Ltd, Zurich, was re-elected as Garmin’s statutory auditor for 2013. Swiss law requires that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young LLP and Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 27, 2014.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2014 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM

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PROPOSAL ELEVEN	Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

2.	Reward executives for individual performance and contribution;

3.	Provide incentives to executives to enhance shareholder value;

4.	Reward executives for long-term, sustained individual and Company performance; and

5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC

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PROPOSAL TWELVE	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding elections and certain other matters

Pursuant to the Swiss Ordinance, Swiss companies listed on a stock exchange are required to amend their articles of association to implement the new legal requirements which became effective on January 1, 2014, concerning election of the Board, the Chairman of the Board, the members of the Compensation Committee and the independent voting rights representative, and certain other matters. Accordingly, the Board proposes the amendments to the Articles of Association contained in Annex 1 to implement such requirements. The main provisions of the proposed amendments are summarized below. Please refer to Annex 1 for the full text of the proposed amendments.

Powers of the General Meeting (Articles 12, 14 and 26)

The proposed amendments reflect the new powers of the General Meeting provided for in the Swiss Ordinance. The amendments give the General Meeting the non-transferable power to elect the Chairman of the Board, the members of the Compensation Committee and the independent voting rights representative. The amendments also give the General Meeting the power to approve the compensation of the Board and the Executive Management.

Independent Voting Rights Representative (Article 17)

The proposed amendments reflect that, pursuant to the Swiss Ordinance, representation of shareholders by a company proxy is no longer permitted. Shareholders may continue to be represented by an independent voting rights representative who, as of this Annual Meeting, must be elected annually for the period until completion of the next annual general meeting. As required by the Swiss Ordinance, the amendments provide that a proxy and instructions to the independent voting rights representative can be granted by electronic means as of the 2015 annual general meeting.

The Board of Directors (Article 25)

The proposed amendments delete the provisions regarding the staggered election of the Board and reflect that, pursuant to the Swiss Ordinance, the members of the Board and the Chairman of the Board shall be elected individually at the annual general meeting for terms expiring at the completion of the next annual general meeting.

The Compensation Committee (Article 30)

The proposed amendments reflect that, as required by the Swiss Ordinance, the members of the Compensation Committee shall be elected at the annual general meeting for terms expiring at the completion of the next annual general meeting. The amendments also provide that only members of the Board meeting the applicable independence and other requirements under applicable laws and regulations can be elected as members of the Compensation Committee and define the general responsibilities of the Compensation Committee. Its primary task is to consider and make recommendations to the Board regarding the compensation of the Board and the Executive Management. The amendments provide that the details of the powers and duties of the Compensation Committee shall be established in a charter.

Mandates Outside Garmin (Article 32(b))

The Swiss Ordinance requires that the Articles of Association determine the maximum number of additional mandates that a member of the Board or the Executive Management may hold in companies and legal entities that are required to be registered in the Swiss Commercial register or a corresponding foreign register. The proposed amendments distinguish between Board members who are retired and those who are still employed and seek to achieve a balance between effectively limiting, in compliance with best corporate governance practices, the number of mandates on other boards, and taking into account that Board members who are retired have more time available to devote to service on boards. The proposed amendments provide that (i) members of the Board who hold full-time employment or part-time employment of more than sixteen hours per week and members of Executive Management may hold not more than a total of six such additional mandates, of which not more than two mandates may be in companies listed on a stock exchange, and (ii) members of the Board who are retired or who hold part-time employment not exceeding sixteen hours per week may hold not more than a total of ten such additional mandates, of which not more than four mandates may be in companies listed on a stock exchange.

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Further Minor Amendments (Articles 19, 26, 27, and 30)

Article 19 (Resolutions and Voting) is proposed to be amended to correct the English translation of the controlling German text. The proposal does not lead to a substantive change.

Article 26 (Constitution) is proposed to be amended to refer to the powers of the Board in accordance with changes introduced to Swiss corporate law as a result of the Swiss Ordinance. As explained, under the Swiss Ordinance, the Board no longer has the authority to appoint its own Chairman. The Chairman of the Board must be elected annually by the shareholders.

Article 27 (Duties of the Board of Directors) is also proposed to be amended to reflect the duties of the Board as revised by the Swiss Ordinance. In particular, it is clarified that the organizational determination by the Board is limited by the authority of the shareholders to elect the Chairman of the Board. Further, a reference to the compensation report is included. Under the Swiss Ordinance, the Board is required to prepare an annual compensation report that is in addition to the compensation disclosures required in the Compensation Discussion & Analysis section of the Company’s proxy statement pursuant to U.S. securities regulations. As of the financial year 2014, this compensation report replaces the disclosure regarding compensation of the Board and Executive Management historically contained in the notes to the statutory financial statements of Garmin. In substance, the required disclosure will remain largely identical.

Article 30 (Committees and Delegation) is proposed to be amended to add a definition of “Executive Management” as the persons to whom the Board delegates executive management, and who, pursuant to such delegation, have the primary responsibility for the executive management of the Company. Also, the group of persons who are members of the “Executive Management” are the persons that are, in addition to the members of the Board, subject to the requirements of the Swiss Ordinance and the provisions of the Articles of Association implementing the Swiss Ordinance.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION TO IMPLEMENT THE REQUIREMENTS UNDER THE SWISS ORDINANCE REGARDING ELECTIONS AND CERTAIN OTHER MATTERS

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PROPOSAL THIRTEEN	Approval of amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding the compensation of the Board and the Executive Management and related matters

Pursuant to the Swiss Ordinance, Swiss companies listed on a stock exchange are required to amend their articles of association to implement the new legal requirements which became effective on January 1, 2014 concerning the compensation of the Board and the Executive Management and certain related matters. Accordingly, the Board proposes the amendments to the Articles of Association contained in Annex 2 to implement such requirements. The main provisions of the proposed amendments are summarized below. Please refer to Annex 2 for the full text of the proposed amendments.

Compensation of the Board and Executive Management (Article 22(a))

The Swiss Ordinance requires that the Articles of Association determine how the General Meeting approves annually, in a binding vote, the maximum aggregate compensation amount for (i) the Board and (ii) the Executive Management. The proposed amendments give the shareholders the right to prospectively approve the maximum aggregate compensation amounts for the Board and the Executive Management. The amendments provide that, with regard to the Board, the approval relates to the maximum aggregate compensation for the upcoming term of office (i.e. the period between one annual general meeting and the next annual general meeting). With regard to the Executive Management, the amendments provide that the approval relates to the maximum aggregate compensation for the following financial year.

Under the proposed amendments, the Board has further the authority to seek ratification of any portion of the compensation of the Board and the Executive Management (including additional and contingent amounts) in relation to time periods other than the period between annual general meetings (Board compensation) or the next fiscal year (Executive Management compensation).

The proposed amendments provide that the Board or, where delegated to it, the Compensation Committee shall, within the aggregate amounts approved by the shareholders, have the exclusive authority to determine the actual individual compensation of, respectively, each member of the Board and each member of the Executive Management. The proposed amendments provide that the value of any compensation shall be determined as of the date of grant of the compensation in accordance with generally recognized valuation methods.

As required by U.S. laws and regulations, Garmin will, in addition, continue to provide shareholders at the annual general meeting with an annual advisory vote on the compensation of Garmin’s Named Executive Officers for the previous fiscal year. Shareholders will thus have the opportunity to vote, on an advisory basis, on how the Board and/or the Compensation Committee actually used their authority within the ratified maximum aggregate compensation amount in relation to the Named Executive Officers who are also members of the Executive Management.

The proposed amendments provide that, in the event the shareholders do not approve proposed compensation amount, the Board shall reconsider the proposal, taking into account the reasons why the shareholders did not approve the proposal, and shall seek approval of a revised proposal either at the same annual general meeting or an extraordinary general meeting or at the next annual general meeting.

The proposed amendments also provide that Garmin may pay compensation prior to shareholder approval at general meeting but such compensation shall be subject to subsequent ratification by the shareholders.

The first binding shareholder ratification of Board and Executive Management compensation based on the proposed amended Articles of Association will be held at the annual general meeting in 2015.

General Compensation Principles (Article 22(b))

The Swiss Ordinance requires that the Articles of Association set out the basic principles of the compensation of the Board and the Executive Management.

The proposed amendments provide that the compensation of the Board may include (i) cash, (ii) shares, restricted shares, restricted share units, deferred units or similar instruments, and/or (iii) benefits and perquisites in kind or in the form of services, as shall be determined by the Board or, where delegated to it, the Compensation Committee, provided, however, that executive directors shall not receive any compensation in addition to the compensation paid to them in their roles as officers of Garmin. Further, under this proposal, the Company does not have the authority to grant stock options to non-executive directors.

The proposed amendments provide that, except as otherwise determined by the Board or, where delegated to it, the Compensation Committee, the compensation of the Executive Management shall generally consist of (i) a base salary, (ii) equity incentive and other incentive compensation pursuant to applicable plans and (iii) any other compensation as deemed appropriate by the Board or, where delegated to it, the Compensation Committee, including but not limited to, contributions to post-retirement benefit plans and allowances.

The proposed amendments provide that compensation pursuant to incentive plans shall be designed so as to align the interests of its recipients with those of Garmin’s shareholders, provide retention incentives, and tie compensation to performance through the creation of shareholder value. The Board or, where delegated to it, the Compensation Committee shall take into account the position and level of duties and responsibility of the respective recipient, retention considerations, the current business environment, individual performance, performance of the Company or

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parts thereof, including, without limitation, total shareholder return relative to market, other companies or other benchmarks.

The proposed amendments further provide that, in relation to incentive awards, subject to the approval of the terms of equity incentive plans by shareholders as may be required under applicable law and stock exchange rules, the Board or, where delegated to it, the Compensation Committee shall, as applicable, determine the grant, vesting, exercise and forfeiture conditions; and the Board or, where delegated to it, the Compensation Committee may provide for the continuation, acceleration or removal of vesting and exercise conditions, for the payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case with regard to pre-determined events such as a change-in-control or termination of an employment, mandate or other agreement.

Supplementary Amount for Changes in the Executive Management (Article 22(c))

As explained above, the maximum aggregate compensation amount for the Executive Management will be submitted for shareholder ratification at each annual general meeting. However, the composition or the size of the Executive Management may change between annual general meetings. Because of such changes, the maximum aggregate compensation amount of the Executive Management already ratified by shareholders may no longer be sufficient to cover also the additional compensation of persons assuming an Executive Management position during such period. The Swiss Ordinance therefore allows companies to adopt a provision in their articles of association to authorize the board of directors, within the limits of a specified “supplementary amount,” to grant compensation to such persons without subsequent shareholder ratification.

The proposed amendments provide for such a “supplementary amount”. Pursuant to the proposal, Garmin is authorized to pay and/or grant compensation in relation to the compensation period(s) already ratified by the shareholders at a general meeting to a member of Executive Management who becomes a member of Executive Management or who is promoted within Executive Management after the date of the most recent shareholder ratification at a general meeting. In no event shall any such compensation for each newly appointed or promoted member of Executive Management and for each relevant compensation period exceed the maximum aggregate amount of Executive Management compensation last ratified by shareholders at a general meeting of the shareholders. The proposed amendments provide that no further shareholder ratification shall be required for any such compensation paid.

Agreements Regarding Compensation with Members of the Board and Executive Management (Article 32(a))

The Swiss Ordinance requires that the Articles of Association determine the maximum duration and notice period of agreements with the members of the Board and the Executive Management relating to their compensation. The Swiss Ordinance provides that the term of any fixed-term agreement shall not exceed one year and the notice period for termination of any indefinite-term agreement shall not exceed one year. For Board members, the proposed amendments to the Articles of Association provide that the term of any fixed-term agreement shall not exceed the term of office and the notice period for termination of any indefinite-term agreement shall not exceed the term of office. For the Executive Management, the proposed amendments provide that the term of any fixed-term agreement shall not exceed one year and the notice period for termination of any indefinite-term agreement shall not exceed one year. The proposed amendments also provide that members of Executive Management may be released from their obligation of work during the time of a termination notice period.

The proposed amendments also allow Garmin to enter into post-employment non-competition agreements with members of Executive Management for the time after the termination of the employment agreement. The total consideration paid for a non-competition undertaking by an Executive Management member shall not exceed the total annual compensation paid to such member of Executive Management during the last full fiscal year in which he or she was employed at the Company or companies under its control.

Post-Retirement Benefits (Article 32(c))

The Swiss Ordinance requires that a company’s articles of association determine the maximum amount of post-retirement benefits beyond occupational pensions that may be granted to members of the board of directors and the executive management.

The proposed amendments provide that Garmin may grant members of the Executive Management post-retirement benefits beyond occupational pensions, provided, however, that any such post-retirement benefit may not exceed 50% of the respective total annual compensation. No such post-retirement benefits may be granted to members of the Board.

The post-retirement benefits beyond occupational pensions do not include post-retirement benefits funded through contributions of the Company or its affiliates or for which the Company or its affiliates have made provisions. These benefits will be included in the calculation of the maximum aggregate compensation amounts of the Board and the Executive Management that are subject to shareholder ratification on an annual basis.

Loans

The Swiss Ordinance requires that a company’s articles of association determine the maximum amount of loans that may be granted or paid to members of the Board and the Executive Management. Garmin does not propose to amend the Articles of Association so that the Company would have the authority to grant loans to directors and Executive Management members. This is consistent with prior Company policy and the requirements of the Sarbanes-Oxley Act of 2002.

Further Minor Amendments (Article 28)

Article 28 is proposed to be amended to delete the paragraph relating to compensation which is now covered by new Article 22(a) and to conform the heading to such deletion and to add a reference to Executive Management as defined in the proposed amendment to Article 30.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION TO IMPLEMENT THE REQUIREMENTS UNDER THE SWISS ORDINANCE REGARDING THE COMPENSATION OF THE BOARD AND THE EXECUTIVE MANAGEMENT AND RELATED MATTERS

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PROPOSAL FOURTEEN	Approval of an amendment to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law

The holding of physical general meetings requires Garmin to incur significant costs and only a very small percentage of shareholders have historically attended general meetings in person. Technology now permits general meetings to be held in an online virtual format and shareholders can attend via the Internet. It is currently uncertain whether a general meeting held purely online is permitted by applicable Swiss law but it is expected that the position under Swiss law will be clarified in the future.

The proposed amendment to the Articles of Association would permit Garmin to hold general meetings solely in virtual form to the extent permissible under applicable laws, as determined by the Board from time to time. Please refer to Annex 3 for the full text of the proposed amendment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ASSOCIATION TO ALLOW GENERAL MEETINGS TO BE HELD ONLINE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated on October 25, 2013, a copy of which is posted at http://www8.garmin.com/aboutGarmin/ invRelations/documents/Audit_Committee_Charter.pdf. The Audit Committee and the Board annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 28, 2013 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2013 fiscal year the matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman
Joseph J. Hartnett
Thomas P. Poberezny

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 28, 2013 and the fiscal year ended December 29, 2012 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (dollars listed in thousands):

	2013		2012
Audit Fees	$2,795		$2,789
Audit Related Fees	$9	(a)(b)	$14
Tax Fees	$84	(b)(c)	$222
All Other Fees	$9	(d)	$19
TOTAL:	$2,897		$3,044
(a)	Audit related fees for 2013 and 2012 comprise fees for consent needed for additional SEC filings and acquisition due diligence.
(b)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.
(c)	Tax fees for 2013 and 2012 are comprised entirely of tax planning services.
(d)	All other fees for 2013 are comprised of $3 for on-line subscription fees and $6 for audit of environmental regulations. All other fees for 2012 are comprised of $3 for on-line subscription fees, $8 for miscellaneous tax advice and $8 for audit of environmental regulations.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit, audit-related, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2013.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Thomas P. Poberezny (Chairman)
Donald H. Eller
Joseph J. Hartnett
Charles W. Peffer

Compensation Discussion and Analysis

Overview

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that we believe are competitive based on our recruitment and retention experience. We also strive to establish compensation practices that are viewed as internally equitable and fair for executives, other associates, and shareholders. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success.

Garmin’s executive compensation philosophy is simple and based on direct linkage to performance and alignment with shareholder interests. Garmin’s compensation program does not include any of the following practices generally disfavored by shareholders:

•	Severance arrangements;

•	Cash payments in connection with a change in control of the company; or

•	Supplemental executive retirement benefits.

Executive compensation is tied to individual and company performance through use of stock compensation programs designed to align the interests of executives and shareholders based on the common goal of growing shareholder value. Garmin establishes executive compensation taking into account market information obtained primarily through recruiting, retention, and networking. The Compensation Committee also considers other factors, such as job responsibilities and performance and the level of past compensation adjustments, as described below. Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation. Commencing with the annual meeting in 2015, the aggregate compensation of the CEO and the CFO and the aggregate compensation of the Board of Directors will be subject to an annual binding vote in accordance with Swiss law.

Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups. Garmin sets executive compensation based on its knowledge of individualized contributions and capabilities of its personnel and the positions involved and the amount and form of compensation that Garmin believes is needed to attract, motivate and retain appropriate talent.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

•	Reward executives for individual performance and contribution;

•	Provide incentives to executives to enhance shareholder value;

•	Reward executives for long-term, sustained individual and Company performance;

•	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population; and

•	For non-management directors, provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

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Decision-Making Process and Role of Executive Officers

In making compensation decisions, the Compensation Committee considers each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, executive retention and recruitment considerations, the mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. short and long-term incentives), the level of past compensation adjustments and the level of risk associated with the executives’ total direct compensation package. Dr. Kao and Mr. Pemble discussed with the Compensation Committee compensation recommendations for each of the executives, other than their own respective compensation. Dr. Kao and Mr. Pemble attended meetings of the Compensation Committee in 2012 to discuss 2013 executive compensation matters, but they are not members of the Compensation Committee and do not vote on Compensation Committee matters. Dr. Kao and Mr. Pemble were not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discussed their own respective performance and individual compensation.

The Compensation Committee did not engage a compensation consultant in connection with setting the 2013 executive compensation as the Committee believed that the information obtained from a compensation consultant would not be materially different from the prior year.

The Compensation Committee reviewed data about executive compensation at other comparator companies but compensation paid at other companies is not a primary factor in the Committee’s decision-making process and is not used by the Committee for benchmarking compensation. Three comparator groups were identified for 2013, (1) a group of companies from the NASDAQ 100 index, of which Garmin is a component, (2) a related industry group of companies selected on the basis that they were in similar industries to Garmin, and (3) a group of publicly traded companies located in the region surrounding the headquarters of Garmin’s principal U.S. subsidiary in Olathe, Kansas (which is a suburb of Kansas City, Missouri).

NASDAQ 100 Group

The NASDAQ 100 Comparator Group consisted of the following 30 companies (which were also used by the Compensation Committee for the prior year compensation analysis, except as described below):

Adobe Systems Inc.	Marvell Technology Group Ltd.
Altera Corp	Maxim Integrated Products, Inc.
Apollo Education Group Inc.	Microchip Technology Inc.
Autodesk, Inc.	Net App, Inc.
CA Technologies	Netflix, Inc.
Cerner Corporation	NVIDIA Corp.
Citrix Systems, Inc.	O’Reilly Automotive Inc.
Electronic Arts Inc.	Paychex Inc.
Expedia Inc.	SanDisk Corp.
Fastenal Company	Sigma-Aldrich Corp.
First Solar, Inc.	Sirius XM Radio Inc.
Fiserv, Inc.	Stericyle, Inc.
FLIR Systems, Inc.	Urban Outfitters Inc.
Joy Global, Inc.	Xilinx Inc.
KLA-Tencor Corp.
LAM Research Corp.

Three additional companies were also considered by the Compensation Committee for last year’s compensation analysis, but they have been acquired or taken private and are no longer viable peers. The three companies no longer included in the NASDAQ 100 Comparator Group are Life Technologies Corp., BMC Software Inc. and Warner Chilcott plc.

Related Industry Group

The Related Industry Comparator Group consisted of the following 18 companies (which were also used by the Compensation Committee for the prior year compensation analysis, except as described below):

Agilent Technologies Inc.	Innovative Solutions & Support Inc.
AMETEK Inc.	L-3 Communications Holdings Inc.
Cisco Systems, Inc.	Lindsay Corporation
Cobra Electronics Corp.	NCR Corp.
Eastman Kodak Co.	Regal Beloit Corporation
Emerson Electric Co.	Sanmina Corp.
Esterline Technologies Corp.	Telecommunications Systems Inc.
FLIR Systems, Inc.	Telenav, Inc.
Harman International Industries Inc.	Trimble Navigation Limited

One additional company, Beckman Coulter Inc., was also considered by the Compensation Committee in the Related Industry Comparator Group for last year’s compensation analysis, but it is no longer a public company and not a viable peer.

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Kansas City Region Group

The Kansas City Region Comparator Group consisted of the following 13 companies (which were also used by the Compensation Committee for the prior year compensation analysis):

Cerner Corp.	H&R Block, Inc.
Commerce Bancshares, Inc.	Kansas City Southern
Compass Minerals International Inc.	Sprint Corporation
DST Systems Inc.	UMB Financial Corporation
EPR Properties	Waddell & Reed Financial Inc.
Ferrellgas Partners LP	YRC Worldwide Inc.
Great Plains Energy Incorporated

The Compensation Committee used the comparator groups’ data primarily for the following purposes:

–	To assess the overall competitiveness of Garmin’s compensation programs; and

–	To obtain information on compensation trends.

Elements of Compensation

Garmin’s executive compensation program consists of the following elements:

Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. We determine base compensation levels based generally on assessment of performance, internal equity considerations, the level of past compensation adjustments and market information obtained primarily through recruiting, retention and networking. Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The base salary for Garmin’s Executive Chairman and Chief Executive Officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of each of the Executive Chairman and the Chief Executive Officer are made without the Executive Chairman or Chief Executive Officer being present.

The base salary for each of the other Named Executive Officers is reviewed annually and is based upon the recommendation of Dr. Kao and Mr. Pemble and the executive’s individual duties and responsibilities, experience and overall performance and internal equity considerations.

Because Dr. Kao, who is Garmin’s Executive Chairman, owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary and that he not be awarded restricted stock units, performance shares, stock options or any other form of equity compensation. Further, because Dr. Kao became Executive Chairman in 2013, with Mr. Pemble replacing him as Chief Executive Officer, at Dr. Kao’s request his base salary for 2013 was reduced from $500,010 in 2011 and 2012 to $350,000 for 2013.

The following table shows the base salary of each of the Named Executive Officers in 2011, 2012 and 2013 (except for Mr. Munn who first became a Named Executive Officer in 2013):

Name	2011	2012	2013
Dr. Kao	$500,010	$500,010	$350,000
Mr. Pemble	$550,002	$600,002	$650,000
Mr. Rauckman	$435,001	$500,001	$550,000
Mr. Etkind	$435,002	$500,002	$515,000
Mr. Bartel	$380,001	$450,001	$467,000
Mr. Munn			$443,012

Annual Incentive and Bonus Awards

Garmin does not offer a short-term annual incentive bonus program. Garmin’s incentive compensation program for Named Executive Officers uses long-term equity incentives, which include restricted stock units, stock options and stock-settled stock appreciation rights, as described below. In 2013, Garmin’s Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, each received a $256 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other employees of Garmin’s US and European subsidiaries.

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Long-Term Performance: Restricted Stock Units and Stock Options

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value. While Garmin does not require a specific level of stock ownership for our associates, Garmin encourages stock ownership by offering a variety of stock compensation programs.

The form and amount of stock compensation awarded to each executive is determined by the Compensation Committee based primarily on the recommendation of Dr. Kao and Mr. Pemble (other than with regard to their own respective compensation) and the executive’s individual duties and responsibilities, experience and overall performance. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s overall performance, the executive’s performance relative to his peers within Garmin, the nature and scope of the executive’s position and responsibilities, the executive’s past compensation adjustments and retention considerations and the current business environment.

Restricted Stock Units

It is Garmin’s practice to grant stock in the form of full value RSUs that vest over a specified time period, which provides a long-term retention incentive, aligns the interests of associates with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The total value of each RSU grant is generally linked to the assessment by management, and approval by the Compensation Committee, of the value of individual performance of the recipient and its contribution to Garmin’s overall performance. Since individual and Company performance are the primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting alone is the appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant. RSUs have been Garmin’s primary means of long term incentive compensation since the end of 2008.

The following table shows the grant date fair value of the RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2011, 2012 and 2013 (except for Mr. Munn who first became a Named Executive Officer in 2013):

Name	2011 RSUs	2012 RSUs	2013 RSUs
Mr. Pemble	$266,218	$421,348	$441,189
Mr. Rauckman	$177,479	$198,261	$195,023
Mr. Etkind	$177,479	$198,261	$195,023
Mr. Bartel	$124,268	$198,261	$195,023
Mr. Munn			$185,750

The 2013 RSU values in this table were calculated using a different methodology in accordance with accounting requirements to reflect that dividend equivalents are not paid on the awards. The value of the actual award amount approved by the Compensation Committee for each Named Executive Officer in 2013 was: Mr. Pemble, $475,060; Messrs. Rauckman, Etkind and Bartel, $209,995; and Mr. Munn, $200,097.

The RSU values in this table for 2012 and 2011 were recalculated to reflect the same methodology used for the 2013 RSU values. The value of the actual award amount approved by the Compensation Committee for each Named Executive Officer in 2012 was: Mr. Pemble, $459,357; and Messrs. Rauckman, Etkind and Bartel, $216,154. The value of the actual award amount approved by the Compensation Committee for each Named Executive Officer in 2011 was: Mr. Pemble, $301,821; Messrs. Rauckman and Etkind, $201,214; and Mr. Bartel, $140,887.

The values of the RSUs that were awarded to Mr. Pemble in December 2012 and December 2013 were higher than the value of the RSUs that were awarded to him in December 2011 because the Compensation Committee took into account that Mr. Pemble became Garmin’s President and Chief Executive Officer on January 1, 2013 (prior to that date, Mr. Pemble was President and Chief Operating Officer). The values of the RSUs that were awarded to Mr. Bartel in December 2012 and December 2013 were higher than the value of the RSUs that were awarded to him in December 2011 in order to adjust for appropriate relative pay equity.

Stock Options

This element of longer-term incentive compensation is designed to enhance executive retention and to reward the recipients for delivering business performance and shareholder value over the long-term. Stock options only have value to the grantees if the stock price increases after the awards are granted, which provides an incentive to deliver business performance and shareholder value over the long-term. Furthermore, the time-based vesting feature requires that a Named Executive Officer remain with the company for a period of time before the awards are vested, enhancing retention.

Stock options were Garmin’s primary means of long term incentive compensation until mid-2008, after which the company began using RSUs. However, in December 2011 and December 2012, the Compensation Committee granted stock options to Mr. Pemble and to Mr. Rauckman, who is Garmin’s Chief Financial Officer. The Compensation Committee decided to grant stock options for these awards rather than RSUs because stock options are performance based as they only have value if the stock price increases after the grant date and declines in the stock price after the grant date have a negative impact on the value (i.e. if the stock price declines below the price on the stock option grant date, the option has no value), thereby directly correlating to our shareholders’ interests (whereas RSUs have value even if the stock price does not increase after the grants). Thus, the Compensation Committee believed that these stock option awards would provide incentives to Mr. Pemble and to Mr. Rauckman that

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are particularly aligned with the interests of Garmin’s shareholders. The Compensation Committee believes that this is particularly important with respect to Mr. Pemble and Mr. Rauckman given their critical leadership and management roles as Chief Executive Officer and Chief Financial Officer, respectively.

The following table shows the grant date fair value of the stock options awarded to each of Mr. Pemble and Mr. Rauckman in 2011 and 2012 (none of the other Named Executive Officers were granted stock option awards in 2011 or 2012, and no stock options were granted to any of the Named Executive Officers in 2013):

	2011 Stock	2012 Stock
Name	Options	Options
Mr. Pemble	$297,157	$451,496
Mr. Rauckman	$148,578	$159,360

The value of the stock options that were awarded to Mr. Pemble in December 2012 was higher than the value of the stock options that were awarded to him in 2011 because the Compensation Committee took into account that Mr. Pemble became Garmin’s President and Chief Executive Officer on January 1, 2013 (prior to that date, as discussed above, Mr. Pemble was President and Chief Operating Officer).

The Compensation Committee decided to grant Mr. Pemble and Mr. Rauckman stock-settled stock appreciation rights rather than stock options in December 2013 for the reasons described below.

Stock –Settled Stock Appreciation Rights (“SARs”)

In December 2013, the Compensation Committee decided to grant Mr. Pemble and Mr. Rauckman SARs instead of stock options, because the Compensation Committee believed that SARs more effectively manage equity dilution and share usage, while still strongly linking the earnings of Mr. Pemble and Mr. Rauckman with the interests of shareholders.

The following table shows the grant date fair value of the SARs issued to each of Mr. Pemble and Mr. Rauckman on December 10, 2013 (none of the other Named Executive Officers were granted SARs in 2011, 2012 or 2013):(1)

Name	2013 SARs
Mr. Pemble	$493,298
Mr. Rauckman	$181,738

(1)	On December 3, 2013, the Compensation Committee originally approved SARs for issuance to each of Messrs. Pemble and Rauckman in the amounts of $474,991 and $174,993, respectively, calculated based on the Black-Scholes option pricing model using pricing variables as of December 3, 2013. The 2013 SAR values in this table were calculated as of the December 10, 2013 date of issuance, using updated pricing variables as of such date.

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. No employee, including Named Executive Officers, may contribute more than 10% of his or her salary to the plan or purchase more than $25,000 worth of Garmin shares under the plan in any one calendar year.

Benefits; Retirement Contributions

Garmin’s Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s 401(k) plan and makes an additional employer contribution to this plan. In 2013, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2013, no salary in excess of $255,000 was taken into account for either of the foregoing contributions. In 2011, Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, relocated from the U.S. to Switzerland and has since been employed by Garmin in Switzerland. In 2013 Garmin made contributions to Mr. Etkind’s Swiss pension plan account in accordance with Swiss law.

Other Considerations

Effect of Non-Binding Shareholder Advisory Vote on Executive Compensation

At Garmin’s 2013 Annual General Meeting of Shareholders, in an advisory, non-binding, vote the shareholders approved the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. The results of the advisory vote have not affected Garmin’s executive compensation decisions and policies.

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Perquisites

Consistent with Garmin’s belief that executive compensation should be internally equitable among the executives and in relation to the broader Garmin employee population, Garmin does not provide any perquisites to any of its executives who are employed by Garmin’s principal U.S. subsidiary. As part of Mr. Etkind’s relocation from the U.S. to Switzerland, Garmin provides Mr. Etkind certain cost of living related benefits, such as tuition reimbursement for his child’s education in an international school, and benefits that are customary for Garmin’s senior managers in Europe, such as a company car.

Executive Ownership; Policies Regarding Hedging

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives have received in recent years a large portion of their total direct compensation in Garmin, time-based restricted stock units and stock options. Pursuant to the Garmin Ltd. Statement of Insider Trading Policy, Garmin strongly discourages the Named Executive Officers and other insiders from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. Any such request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. The Garmin Ltd. Statement of Insider Trading Policy also provides for quarterly black-out periods related to Garmin’s quarterly earnings and other potential event specific black-out periods during which “Covered Persons”, including Garmin directors, officers and designated employees who regularly come into contact with material nonpublic information, may not engage in transactions involving Garmin shares (other than pursuant to a qualified Rule 10b5-1(c) Trading Plan).

Adjustment or Recovery of Awards or Payments

If the performance measures upon which compensation awards are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Garmin does not have a formal policy that would require such an adjustment to or recovery of such an award.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the United States Internal Revenue Code (the “Code”) generally provides that publicly-held corporations may not deduct in the United States any one taxable year compensation in excess of $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers unless such compensation qualifies as “performance-based compensation” as defined in the Code and related tax regulations. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Benefits

Garmin does not have executive severance agreements with any of its executives.

Change-in-Control Benefits

If an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs) would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows 2013, 2012 and 2011 compensation for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the three highest paid executive officers other than the Executive Chairman, the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers“):

				Stock	SARs/Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name & Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Min H. Kao	2011	$500,011	$203	$0	$0	$86,671	$586,885
Executive Chairman	2012	$500,011	$203	$0	$0	$86,386	$586,600
	2013	$350,000	$256	$0	$0	$86,925	$437,181
Clifton A. Pemble	2011	$550,000	$203	$266,218	$297,157	$25,345	$1,174,526
President & Chief Executive Officer	2012	$600,000	$203	$421,348	$451,496	$25,970	$1,537,044
	2013	$650,000	$256	$441,189	$493,298	$26,595	$1,611,338
Kevin S. Rauckman	2011	$435,000	$203	$177,479	$148,578	$25,345	$810,340
Chief Financial Officer & Treasurer	2012	$500,000	$203	$198,261	$159,360	$30,095	$905,813
	2013	$550,000	$2,457	$195,023	$181,738	$30,720	$959,938
Andrew R. Etkind	2011	$435,000	$203	$177,479	$0	$225,852	$862,269
Vice President, General Counsel	2012	$500,000	$203	$198,261	$0	$373,250	$1,089,607
& Secretary	2013	$515,000	$244	$195,023	$0	$379,479	$1,089,746
Danny J. Bartel	2011	$380,000	$203	$124,268	$0	$29,400	$550,490
Vice President, Worldwide Sales	2012	$450,000	$3,311	$198,261	$0	$30,049	$699,514
	2013	$467,000	$256	$195,023	$0	$25,285	$687,564
Matthew W. Munn
Vice President, General Manager
Auto OEM	2013	$443,010	$256	$185,750	$0	$29,616	$658,632
(1)	Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section. Mr. Rauckman received an additional cash bonus in 2013 equal to $2,201 in recognition of his 15th anniversary with Garmin.
(2)	This column shows the grant date fair value with respect to the RSUs granted in 2011, 2012 and 2013. The 2013 RSU values in this table were calculated using a different methodology in accordance with accounting requirements to reflect that dividend equivalents are not paid on the awards. As a result, the RSU values in this table for 2012 and 2011 were recalculated to reflect the same methodology used for the 2013 RSU values. See Compensation Discussion and Analysis, page 39, for information about the new methodology and the actual award amounts approved by the Compensation Committee in 2013, 2012 and 2011. See the Grants of Plan-Based Awards table for information on awards made in 2013.
(3)	This column shows the grant date fair value with respect to the SARs and stock options granted in 2011, 2012 and 2013. See the Grants of Plan-Based Awards table for information on awards made in 2013.
(4)	All Other Compensation for each of the Named Executives for 2011, 2012 and 2013 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2013, for each Named Executive Officer except Mr. Etkind $12,750 was contributed as a profit sharing contribution under the qualified 401(k) plan; Dr. Kao and Mr. Rauckman received $17,250 in company matching contributions related to the qualified 401(k) plan; and Mr. Pemble, Mr. Bartel and Mr. Munn received $13,125, $11,861, and $16,228, respectively, in company matching contributions related to the qualified 401(k) plan. Dr. Kao’s All Other Compensation includes payments in each of 2011, 2012 and 2013 for personal guarantees of Garmin Corporation, in accordance with Taiwan banking practice. In 2013, the amount of such payment to Dr. Kao was $56,420. Mr. Etkind’s All Other Compensation in 2013 includes $275,714 cost of living adjustment, $51,840 Swiss pension plan contribution, $13,768 automobile allowance, and $38,157 private school tuition fees. All Other Compensation for 2011, 2012 and 2013 includes for all Named Executives premiums on life insurance.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2013 grants of RSUs and SARs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)[1]	Securities Underlying Options (#)[2]	or Base Price of Option Awards[2]	Fair Value of Stock and Option Awards[3]
Min H. Kao

Clifton A.	12/10/2013							9,705			$441,189
Pemble	12/10/2013				-	-	-		38,492	$49.07	$493,298
Kevin S.	12/10/2013							4,290			$195,023
Rauckman	12/10/2013				-	-	-		14,181	$49.07	$181,738
Andrew R. Etkind	12/10/2013							4,290			$195,023
Danny J. Bartel	12/10/2013							4,290			$195,023
Matthew W. Munn	12/10/2013							4,086			$185,750

(1)	Awards made in the form of Restricted Stock Units (RSUs) on December 10, 2013.
(2)	Awards made in the form of Stock Appreciation Rights (SARs) on December 10, 2013. The SAR price is determined based on the average price of Garmin stock on the date of grant.
(3)	This column represents the grant date fair value of RSUs and SARs. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares awarded. For SARs, that amount is calculated using a Black-Scholes option pricing model with weighted average assumptions, as of December 10, 2013. For additional information on the valuation assumptions with respect to the 2013 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 31, 2013:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR Exercise Price ($)	Option / SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
Min H. Kao	-		-	-	-	-	-	-	-		-
Clifton A.	11,288	(1)	16,932	-	$39.71	12/28/21	-	-	2,000	(3)	$93,340
Pemble	9,052	(1)	36,208	-	$42.16	12/10/22	-	-	4,000	(3)	$186,680
	12,000	(2)	-	-	$21.59	06/23/15	-	-	4,833	(3)	$225,556
	15,000	(2)	-	-	$30.66	12/16/15	-	-	7,264	(3)	$339,011
	20,000	(2)	-	-	$46.15	06/09/16	-	-	9,705	(3)	$452,932
	20,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	20,000	(2)	-	-	$63.31	06/08/17	-	-	-		-
	25,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	25,000	(2)	-	-	$50.97	06/06/18	-	-	-		-
	38,492	(2)	38,492	-	$49.07	12/10/23	-	-	-		-
							-	-	-		-
							-	-
Kevin S.	5,644	(1)	8,466		$39.71	12/28/21	-	-	1,334	(3)	$62,258
Rauckman	3,195	(1)	12,780		$42.16	12/10/22	-	-	2,666	(3)	$124,422
	10,000	(2)	-	-	$21.59	06/23/15	-	-	3,222	(3)	$150,371
	12,000	(2)	-	-	$30.66	12/16/15	-	-	3,418	(3)	$159,518
	15,000	(2)	-	-	$46.15	06/09/16	-	-	4,290	(3)	$200,214
	15,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	15,000	(2)	-	-	$63.31	06/08/17	-	-	-		-
	20,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	20,000	(2)	-	-	$50.97	06/06/18	-	-	-		-
	14,181	(2)	14,181		$49.07	12/10/23	-	-	-		-
Andrew R.	15,000	(2)	-	-	$46.15	06/09/16	-	-	1,334	(3)	$62,258
Etkind	15,000	(2)	-	-	$51.07	12/05/16	-	-	2,666	(3)	$124,422
	15,000	(2)	-	-	$63.31	06/08/17	-	-	3,222	(3)	$150,371
	20,000	(2)	-	-	$105.33	12/04/17	-	-	3,418	(3)	$159,518
	20,000	(2)	-	-	$50.97	06/06/18	-	-	4,290	(3)	$200,214
							-	-	-		-
							-	-	-		-
Danny J.	10,000	(1)	-	-	$19.94	09/23/14	-	-	934	(3)	$43,590
Bartel	5,000	(2)	-	-	$21.59	06/23/15	-	-	1,866	(3)	$87,086
	6,000	(2)	-	-	$30.66	12/16/15	-	-	2,256	(3)	$105,288
	10,000	(2)	-	-	$46.15	06/09/16	-	-	3,418	(3)	$159,518
	12,500	(2)	-	-	$51.07	12/05/16	-	-	4,290	(3)	$200,214
	15,000	(2)	-	-	$63.31	06/08/17	-	-	-		-
	15,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	15,000	(2)	-	-	$50.97	06/06/18	-	-	-		-

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR Exercise Price ($)	Option / SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
Matthew W.	-	-	-	-	-	-	-	-	877	(3)	$40,930
Munn	-	-	-	-	-	-	-	-	854	(3)	$39,856
	-	-	-	-	-	-	-	-	4,086	(3)	$190,694

(1)	Represents non-qualified stock options.
(2)	Represents stock appreciation rights.
(3)	Represents restricted stock units.
(4)	Determined by multiplying the number of unearned shares by $46.67, which was the closing price of Garmin shares on the NASDAQ stock market on December 27, 2013.

OPTIONS EXERCISED AND STOCK VESTED

The following table provides stock awards vested in December 2013 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Min H. Kao	0	$0	0	$0
Clifton A. Pemble	44,000	$946,040	13,243	$639,480
Kevin S. Rauckman	20,000	$591,200	8,450	$407,218
Andrew R. Etkind	0	$0	8,450	$407,218
Danny J. Bartel	10,000	$134,316	6,728	$324,478
Matthew W. Munn	0	$0	720	$31,319

POTENTIAL POST-EMPLOYMENT PAYMENTS

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all f the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciatio7 rights, restricted stock units or performance shares. The following table lists the estimated current value of such acceleration of vesting:

Estimated Current Value of Potential Post-Employment Benefits(1)

Name	Voluntary	For Cause	Death	Disability	Without Cause	Involuntary Termination within 12 months of Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-
Clifton A. Pemble	$-	$-	$5,573,985	$5,573,985	$-	$5,573,985
Kevin S. Rauckman	$-	$-	$2,350,161	$2,350,161	$-	$2,350,161
Andrew R. Etkind	$-	$-	$696,783	$696,783	$-	$696,783
Danny J. Bartel	$-	$-	$595,696	$595,696	$-	$595,696
Matthew W. Munn	$-	$-	$271,479	$271,479	$-	$271,479

(1)	Value of unvested stock options, SARs and RSU awards, based on of $46.67 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 28, 2013.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 24, 2014. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

Under Swiss law and our Articles of Association, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for the 2015 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January 23, 2015, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2013 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2013 were timely filed by the Reporting Persons.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

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OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2013 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 28, 2013 and the statutory financial statements of Garmin for the fiscal year ended December 28, 2013 as well as the Auditor’s Report.

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APPENDIX A   Form of Proxies

Proxy — Garmin LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 6, 2014

The undersigned shareholder of Garmin Ltd., a Swiss company, hereby appoints the independent representative, the law firm Reiss+Preuss LLP, as true and lawful agent and proxy to represent the undersigned and vote all shares of Garmin Ltd. owned by the undersigned in all matters coming before the Annual General Meeting of Shareholders (or any adjournment thereof) to be held simultaneously at 1200 East 151st Street, Olathe, Kansas 66062 and Prime Tower, Hardstrasse 201, 8005 Zürich, Switzerland, on Friday June 6, 2014, at 10:00 a.m. Central Daylight Time, which is 17:00 Central European Time.

This proxy, when properly executed, will be voted as specified. To the extent you do not give specific instructions, you instruct the independent proxy to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 2, 3, 4, 5, 10, 11, 12, 13 and 14; and FOR the nominees listed in Proposals 1, 6, 7, 8 and 9). If new agenda items (other than those in the invitation to the meeting and the proxy statement) or new proposals or motions with respect to those agenda items set forth in the invitation to the meeting and proxy statement are put forth before the annual general meeting, you instruct the independent proxy, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board of Directors.

Proxy card must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

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GARMIN.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, holders of record and street name holders may also vote by Internet, and street name holders may in addition vote by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2014.

Vote by Internet (holders of record and street name holders)

- Go to **www.investorvote.com/GRMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone (street name holders only)

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORMATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 10, 11, 12, 13, and 14. The Board of Directors recommends a vote FOR the nominees listed in Proposals 1, 6, 7, 8 and 9.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01–Donald H. Eller	☐	☐	☐	02–Joseph J. Hartnett	☐	☐	☐
03–Min H. Kao	☐	☐	☐	04–Charles W. Peffer	☐	☐	☐
05–Clifton A. Pemble	☐	☐	☐	06–Thomas P. Poberezny	☐	☐	☐

Proposal	For	Against	Abstain
7. Election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.	☐	☐	☐
8. Election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:	☐	☐	☐
01 – Donald H. Eller	☐	☐	☐
02 – Joseph J. Hartnett	☐	☐	☐
03 – Charles W. Peffer	☐	☐	☐
04 – Thomas P. Poberezny	☐	☐	☐
9. Election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.	☐	☐	☐
10. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd's independent registered public accounting firm for the 2014 fiscal year and re-election of Ernst & Young Ltd as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
11. Advisory vote on executive compensation.	☐	☐	☐
12. Approval of amendments to Garmin Ltd's Articles of Association in order to implement requirements under recent Swiss legislation regarding elections and certain other matters.	☐	☐	☐
13. Approval of amendments to Garmin Ltd's Articles of Association in order to implement requirements under recent Swiss legislation regarding the compensation of the Board of Directors and Executive Management and related matters.	☐	☐	☐
14. Approval of amendments to the Articles of Association in order to allow general meetings to be held online to the extent permitted under applicable law.	☐	☐	☐

B. New Proposals and Motions/New Agenda Items

☐ In accordance with the respective recommendations of the Board of Directors ☐ Abstain ☐ Against

C. Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

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GARMIN.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may also vote by Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2014.

Vote by Internet

- Go to **www.investorvote.com/GRMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas X

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORMATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5, 10, 11, 12, 13, and 14. The Board of Directors recommends a vote FOR the nominees listed in Proposals 1, 6, 7, 8 and 9.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01–Donald H. Eller	☐	☐	☐	02–Joseph J. Hartnett	☐	☐	☐
03–Min H. Kao	☐	☐	☐	04–Charles W. Peffer	☐	☐	☐
05–Clifton A. Pemble	☐	☐	☐	06–Thomas P. Poberezny	☐	☐	☐

Proposal	For	Against	Abstain
7. Election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.	☐	☐	☐
8. Election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:	☐	☐	☐
01 – Donald H. Eller	☐	☐	☐
02 – Joseph J. Hartnett	☐	☐	☐
03 – Charles W. Peffer	☐	☐	☐
04 – Thomas P. Poberezny	☐	☐	☐
9. Election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.	☐	☐	☐
10. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd's independent registered public accounting firm for the 2014 fiscal year and re-election of Ernst & Young Ltd as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
11. Advisory vote on executive compensation.	☐	☐	☐
12. Approval of amendments to Garmin Ltd's Articles of Association in order to implement requirements under recent Swiss legislation regarding elections and certain other matters.	☐	☐	☐
13. Approval of amendments to Garmin Ltd's Articles of Association in order to implement requirements under recent Swiss legislation regarding the compensation of the Board of Directors and Executive Management and related matters.	☐	☐	☐
14. Approval of amendments to the Articles of Association in order to allow general meetings to be held online to the extent permitted under applicable law.	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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VOTING INSTRUCTIONS — GARMIN LTD.

CONFIDENTIAL VOTING INSTRUCTIONS TO T. ROWE PRICE TRUST COMPANY AS TRUSTEE UNDER THE GARMIN INTERNATIONAL, INC. 401(k) AND PENSIONPLAN

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to Registered Shares of Garmin Ltd. held by the Trustee are allocated to my account shall be exercised at the Annual Meeting to be held June 6, 2014, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

IMPORTANT:IF YOU HAVE NOT SUBMITTED YOUR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE ON OR BEFORE 5:00 P.M., CENTRAL TIME, ON MAY 30, 2014.

DO NOT RETURN THIS CARD TO GARMIN LTD. AS YOUR VOTE IS CONFIDENTIAL.

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Annex 1 |	Text of Proposed Amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding elections and certain other matters

Art. 12 Befugnisse		Art. 12 Authority

Oberstes Organ der Gesellschaft ist die Generalversammlung. Ihr stehen folgende unübertragbare Befugnisse zu:		The general meeting of the shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:

1.	Festsetzung und Änderung der Statuten; vorbehalten bleibt Art. 27;	1.	adoption and amendment of the Articles of Association; Art. 27 remains reserved;

2.	Festsetzung der Zahl der Mitglieder des Verwaltungsrates sowie Wahl und Abberufung derselben;	2.	determination of the number of members of the Board of Directors as well as their election and removal;

3.	Wahl und Abberufung des Verwaltungsratspräsidenten;	3.	election and removal of the chair of the Board of Directors;

4.	Wahl und Abberufung der Mitglieder des für Vergütungsfragen zuständigen Ausschusses (“Vergütungsausschuss”);	4.	election and removal of the members of the committee responsible for compensation matters (“Compensation Committee”);

5.	Wahl und Abberufung des unabhängigen Stimmrechtsvertreters;	5.	election and removal of the independent voting rights representative;

6.	Wahl und Abberufung der Revisionsstelle;	6.	appointment and removal of the Auditors;

7.	Genehmigung des Lageberichtes des Verwaltungsrates;	7.	approval of the management report of the Board of Directors;

8.	Genehmigung der Jahresrechnung und einer allfälligen Konzernrechnung;	8.	approval of the annual financial accounts and (if applicable) the group accounts;

9.	Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere Festsetzung der Dividende sowie der Tantième des Verwaltungsrates;	9.	resolution on the application of the balance sheet profit, in particular, determination of dividend and the profit share of the Board of Directors;

10.	Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung gemäss Art. 22 a) dieser Statuten;	10.	approval of the compensation of the Board of Directors and Executive Management pursuant to Art. 22 a) of these Articles of Association;

11.	Entlastung der Mitglieder des Verwaltungsrates und der übrigen mit der Geschäftsführung betrauten Zivilrechtlichen Personen;	11.	discharge of the members of the Board of Directors and the Persons entrusted with the management;

12.	Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind;	12.	resolution on matters which are reserved to the general meeting of the shareholders either by law or the Articles of Association;

13.	Die Genehmigung von Zusammenschlüssen (die Definition eines Zusammenschlusses findet sich in Art. 41 dieser Statuten), (i) soweit sich die Zuständigkeit der Generalversammlung nicht bereits aus Art. 12 Ziff. 1. bis 8 ergibt und (ii) soweit nicht zwingend ein anderes Organ der Gesellschaft zuständig ist.	13.	the approval of Business Combinations (definition of this term is in Art. 41 of these Articles of Association), if and to the extent that such approval (i) is not covered by the powers of the general meeting pursuant to Art. 12 (1) to (8) and (ii) that it is not an inalienable power of another corporate body of the Company.

Art. 14 Form der Einberufung	Art. 14 Form of the calling of a General Meeting

[…][initial two paragraphs unchanged]	[…][initial two paragraphs unchanged]

Die Aktionäre sind bei der ordentlichen Generalversammlung darüber zu orientieren, dass der Geschäftsbericht (Lagebericht des Verwaltungsrates und Jahresrechnung, bestehend aus Erfolgsrechnung, Bilanz und Anhang), der Vergütungsbericht und die Revisionsberichte mindestens 20 Tage vor dem Versammlungstag zur Einsicht der Aktionäre am Sitz der Gesellschaft aufliegen, sowie dass jeder Aktionär verlangen kann, dass ihm unverzüglich eine Ausfertigung dieser Unterlagen zugestellt wird.	As far as the ordinary general meeting is concerned, the shareholders have to be notified, that the annual business report (the management report of the Board of Directors and the annual financial accounts, comprising the profit and loss statement, the balance sheet and notes), the compensation report and the audit reports are open to inspection by the shareholders at the registered office at least 20 days prior to the date of the general meeting of the shareholders and that any shareholder may request that a copy of these documents be immediately sent to him/her.

[…][remainder unchanged]	[…][remainder unchanged]

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Art. 17 Stimmrecht und Vertretung	Art. 17 Voting Rights and Representation

[…][initial two paragraphs unchanged]	[…][initial two paragraphs unchanged]

Die Aktionäre wählen den unabhängigen Stimmrechtsvertreter an einer Generalversammlung für eine Amtszeit bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des unabhängigen Stimmrechtsvertreters aus irgendeinem Grund vakant, ernennt der Verwaltungsrat einen unabhängigen Stimmrechtsvertreter für die nächste Generalversammlung.	The shareholders shall elect the independent voting rights representative at a general meeting of the shareholders for a term of office extending until completion of the next annual general meeting. Re-election is possible. If the office of the independent voting rights representative is vacant, for any reason, the Board of Directors shall appoint an independent voting rights representative for the next general meeting of shareholders.

Jeder Aktionär kann sich in der Generalversammlung durch einen anderen Aktionär, einen Dritten oder den unabhängigen Stimmrechtsvertreter vertreten lassen. Vertreter haben sich durch eine schriftliche Vollmacht auszuweisen, wobei die Vollmacht und die Weisungen an den unabhängigen Stimmrechtsvertreter auch in einer vom Verwaltungsrat von Zeit zu Zeit festgelegten elektronischen Form erteilt werden können.	Each shareholder may arrange representation through another shareholder, a third party or the independent voting rights representative. The representative must produce a written power of attorney; provided, however, that the proxy and the instructions to the independent voting rights representative may also be granted by electronic means as determined by the Board of Directors from time to time.

[…][fifth paragraph unchanged]	[…][fifth paragraph unchanged]

Der Verwaltungsrat kann die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften regeln, einschliesslich mittels Verfahrensvorschriften in der Einladung zur Generalversammlung oder in den Stimmrechtskarten, die den Aktionären im Zusammenhang mit einer Generalversammlung zugestellt werden.	The Board of Directors may issue the particulars of the right to representation and participation at the general meeting of the shareholders in procedural rules, including in procedural rules included in the notice of the general meeting of the shareholders or the proxy cards made available to shareholders in connection with a general meeting of the shareholders.

[…][remainder unchanged]	[…][remainder unchanged]

Art. 19 Beschlussfassung und Wahlen	Art. 19 Resolutions and Voting

Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen mit der Mehrheit der abgegebenen Aktienstimmen, unter Ausschluss der leeren, ungültigen und nicht ausübbaren Stimmen, soweit Gesetz oder Statuten nichts anderes bestimmen. Bei Stimmengleichheit gilt ein Beschluss als nicht zustande gekommen; bei Wahlen entscheidet das Los.	The general meeting of the shareholders shall pass its resolutions and elections with a majority of the share votes cast, excluding unmarked, invalid and non-exercisable votes, to the extent not otherwise stated by the law or the Articles of Association. Where the votes are tied, a resolution shall be deemed not to be passed; in the case of elections, the decision shall be by lot.

Art. 25 Amtsdauer	Art. 25 Term of Office

Die Aktionäre wählen die Mitglieder des Verwaltungsrates und den Verwaltungsratspräsidenten einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des Verwaltungsratspräsidenten aus irgendeinem Grund vakant, ernennt der Verwaltungsrat einen Verwaltungsratspräsidenten für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.	The shareholders shall elect the members of the Board of Directors and the chair of the Board of Directors individually at a general meeting of shareholders for a term of office extending until completion of the next annual general meeting. Re-election is possible. If the office of the chair of the Board of Directors is vacant, for any reason, the Board of Directors shall appoint a new chair from among its members for a term of office extending until completion of the next annual general meeting.

Wenn ein Verwaltungsratsmitglied vor Ablauf seiner Amtsdauer aus irgendeinem Grund ersetzt wird, endet die Amtsdauer des an seiner Stelle gewählten neuen Verwaltungsratsmitgliedes mit dem Ende der Amtsdauer seines Vorgängers.	If, before the expiration of his term of office, a member of the Board of Director should be replaced for any reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

[…][remainder unchanged]	[…][remainder unchanged]

Art. 26 Konstituierung	Art. 26 Constitution

Vorbehältlich der Wahl des Verwaltungsratspräsidenten und der Mitglieder des Vergütungsausschusses durch die Aktionäre an einer Generalversammlung bestimmt der Verwaltungsrat seine Organisation selbst. Er kann einen oder mehrere Vize-Präsidenten wählen. Er bestellt einen Sekretär, der nicht Mitglied des Verwaltungsrates sein muss. Vorbehältlich des anwendbaren Rechts und dieser Statuten regelt der Verwaltungsrat die Einzelheiten seiner Organisation in einem Organisationsreglement.	Except for the election of the chair of the Board of Directors and the members of the Compensation Committee by the shareholders at a General Meeting of Shareholders, the Board of Directors shall determine its own organization. It may elect one or more vice-chairs. It shall appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

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Art. 27 Aufgaben	Art. 27 Duties

[…][initial paragraph unchanged]	[…][initial paragraph unchanged]

Der Verwaltungsrat hat die folgenden unübertragbaren und unentziehbaren Aufgaben:	The Board of Directors has the following non-transferable and inalienable duties:

Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen;	Supreme management of the Company and issuance of the relevant instructions;

Festlegung der Organisation, sofern in diesen Statuten nicht anders geregelt;	Determination of the organisation, except as stated otherwise in these Articles of Association;

Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;	Structuring of the accounting system, the financial controls and the financial planning to the extent that this is necessary for the management of the Company;

Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen sowie Regelung der Zeichnungsberechtigung;	Appointment and removal of the persons entrusted with the management and representation of the Company as well as regulation of signatory power;

Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;	Overall supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with the law, the Articles of Association and other internal rules and regulations;

Erstellung des Geschäftsberichtes-, des Vergütungsberichtes sowie Vorbereitung der Generalversammlung und Ausführung ihrer Be-schlüsse;	Preparation of the annual business report, the compensation report and the general meeting of the shareholders, as well as implementation of its resolutions;

Benachrichtigung des Richters im Falle der Überschuldung;	Notification of the judge in the case of over-indebtedness;

Beschlussfassung über die nachträgliche Leistung von Einlagen auf nicht voll liberierte Aktien;	Passing of resolutions regarding retroactive payments related to partly paid-in shares;

Feststellungsbeschlüsse bei Kapitalerhöhungen und daraus folgende Statutenänderungen.	Declaratory resolutions regarding capital increases and consequential amendments of the Articles of Association.

[…][remainder unchanged]	[…][remainder unchanged]

Art. 30 Ausschüsse und Delegation	Art. 30 Committees and Delegation

[…][initial paragraph unchanged]	[…][initial paragraph unchanged]

Der Vergütungsausschuss besteht aus mindestens drei (3) Mitgliedern des Verwaltungsrates. Die Mitglieder des Vergütungsausschusses müssen die anwendbaren Anforderungen an Unabhängigkeit, Erfahrung oder andere regulatorische Anforderungen, einschliesslich des NASDAQ Global Select Market oder einer anderen Börse, Rule 10C-1(b)(1) des Securities Exchange Act von 1934, in seiner geänderten Version (der “Exchange Act”), Rule 16b-3 des Exchange Act und Section 162(m) des Internal Revenue Code, erfüllen.	The Compensation Committee shall consist of no fewer than three (3) members of the Board of Directors. The members of the Compensation Committee shall meet any applicable independence, experience and other regulatory requirements, including of the NASDAQ Global Select Market or any other stock exchange, Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code.

Die Aktionäre wählen die Mitglieder des Vergütungsausschusses einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Bei Vakanzen im Vergütungsausschuss aus irgendeinem Grund ernennt der Verwaltungsrat aus seiner Mitte Ersatzmitglieder für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.	The shareholders shall elect the members of the Compensation Committee individually at a general meeting of the shareholders for a term of office extending until completion of the next annual general meeting. Re-election is possible. If there are vacancies on the Compensation Committee, for any reason, the Board of Directors shall appoint from among its members substitutes for a term of office extending until completion of the next annual general meeting.

Der Verwaltungsrat ernennt den Vorsitzenden des Vergütungsausschusses. Vorbehältlich anwendbaren Rechts und dieser Statuten regelt der Verwaltungsrat die Einzelheiten der Organisation des Vergütungsausschusses in einem Reglement oder einer Satzung.	The Board of Directors shall elect the chairperson of the Compensation Committee. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of the organization of the Compensation Committee in regulations or a charter.

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Der Vergütungsausschuss hat, unter anderem, die Aufgabe, (1) die Vergütung und die damit verbundene Offenlegung durch den Verwaltungsrat zu überprüfen und dem Verwaltungsrat Empfehlungen diesbezüglich zu unterbreiten; (2) den Verwaltungsrat in der Erfüllung seiner Pflichten bezüglich der Vergütung der Mitglieder der Geschäftsleitung und der damit verbundenen Offenlegung, einschliesslich der Erarbeitung von Richtlinien betreffend die Vergütungs- und Leistungsprogramme der Geschäftsleitung zu unterstützen; und (3) die Anträge des Verwaltungsrates an die Generalversammlung betreffend die Vergütung des Verwaltungsrates und der Geschäftsleitung vorzubereiten und dem Verwaltungsrat Empfehlungen diesbezüglich zu unterbreiten.

The Compensation Committee shall, among other things, (1) consider and make recommendations to the Board of Directors on the compensation and related disclosure of the Board of Directors; (2) assist the Board of Directors in discharging its responsibilities relating to compensation and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board of Directors the proposals of the Board of Directors to the general meeting of the shareholders regarding the compensation of the Board of Directors and Executive Management.

Der Verwaltungsrat regelt die Einzelheiten der Befugnisse und Pflichten des Vergütungsausschusses in einem Reglement oder einer Satzung.	The Board of Directors shall establish the particulars of the powers and duties of the Compensation Committee in regulations or a charter.

Unter Vorbehalt seiner unübertragbaren und unentziehbaren Aufgaben ist der Verwaltungsrat ferner befugt, die Geschäftsführung oder einzelne Zweige derselben und die Vertretung der Gesellschaft an eine oder mehrere Personen, Mitglieder des Verwaltungsrates (Delegierte) oder Dritte (Direktoren oder Geschäftsführer), zu übertragen. Die Personen, die vom Verwaltungsrat mit Geschäftsleitungsaufgaben betraut sind, und welche gemäss einer solchen Delegation die hauptsächliche Verantwortung für die Geschäftsführung der Gesellschaft haben, werden in diesen Statuten als “Geschäftsleitung” bezeichnet. Er legt die dazu notwendigen Einzelheiten in einem Organisationsreglement fest.	Subject to its non-transferable and inalienable duties, the Board of Directors is furthermore empowered to delegate executive management of the business or individual branches of the same and the representation of the Company to one or more persons, members of the Board of Directors (delegates) or third parties (directors or managers). The persons to whom the Board of Directors delegates executive management, and who pursuant to such delegation shall have the primary responsibility for the executive management of the Company, shall be referred to in these Articles of Association as “Executive Management”. The Board of Directors shall stipulate the necessary details in the Organizational Regulations.

Annex 2 |	Text of Proposed Amendments to the Articles of Association to implement requirements under the Swiss Ordinance regarding compensation of the Board and the Executive Management and related matters

Art. 22 a) Vergütung des Verwaltungsrates und der Geschäftsleitung		Art. 22 a) Compensation of the Board of Directors and Executive Management

(1)	Die Aktionäre genehmigen, unter Vorbehalt der nachstehenden Abs. 2 und 4, an jeder ordentlichen Generalversammlung die Anträge des Verwaltungsrates betreffend den Maximalgesamtbetrag (in US Dollars, Schweizer Franken oder einer anderen Währung):	(1)	The shareholders shall, subject to paras. 2 and 4 below, at each annual general meeting ratify the proposals of the Board of Directors as regards the maximum aggregate amount (expressed in U.S. dollars, Swiss francs or any other currency) of, respectively:

	(a) der Vergütung des Verwaltungsrates für die Periode zwischen der ordentlichen Generalversammlung, an welcher um Genehmigung ersucht wird, und der nächsten ordentlichen Generalversammlung; und		(a) the compensation of the Board of Directors for the period between the annual general meeting at which ratification is sought and the next annual general meeting; and

	(b) der Vergütung der Geschäftsleitung für das Geschäftsjahr, welches nach der ordentlichen Generalversammlung, an welcher um Genehmigung ersucht wird, beginnt.		(b) the compensation of Executive Management for the fiscal year commencing after the annual general meeting is held at which the ratification is sought.

(2)	Der Verwaltungsrat kann die Aktionäre an einer Generalversammlung um Genehmigung eines Gesamtbetrages oder eines Maximalgesamtbetrages der Vergütung für den Verwaltungsrat beziehungsweise die Geschäftsleitung, oder von Elementen davon, oder zusätzlicher oder bedingter Beträge, in Bezug auf von Abs. 1 dieses Art. 22 a) abweichende Zeitperioden ersuchen, sei es auf retrospektiver Basis, prospektiver Basis oder einer Kombination davon.	(2)	The Board of Directors may seek ratification by the shareholders at a general meeting of the shareholders on a retrospective basis, on a prospective basis, or a combination thereof, of the aggregate amount, or maximum aggregate amount, of compensation, respectively, of the Board of Directors and Executive Management, or any element thereof, or any additional or contingent amount, in relation to different time periods than those referred to in para. 1 of this Art. 22 a).

(3)	Innerhalb des von den Aktionären an der jeweiligen Generalversammlung genehmigten Maximalgesamtbetrages ist ausschliesslich der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss befugt und verantwortlich, die tatsächliche individuelle Vergütung jedes Mitglieds des Verwaltungsrates beziehungsweise der Geschäftsleitung zu bestimmen. Zu diesem Zweck wird der Wert der Vergütung gemäss allgemein anerkannten Bewertungsmethoden per Datum der Zuteilung des jeweiligen Vergütungselements bestimmt.	(3)	Within the maximum aggregate amount ratified by the shareholders at the relevant general meeting of the shareholders, it shall be the exclusive authority and responsibility of the Board of Directors or, where delegated to it, the Compensation Committee to determine the actual individual compensation of, respectively, each member of the Board of Directors and Executive Management. For such purposes, the value of compensation shall be determined in accordance with generally recognized valuation methods as per the grant date of the respective compensation element.

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(4)	Genehmigen die Aktionäre an einer Generalversammlung einen Antrag des Verwaltungsrates gemäss Abs. 1 oder 2 hiervor nicht, so zieht der Verwaltungsrat den Antrag, der nicht genehmigt wurde, unter Berücksichtigung, soweit feststellbar, der Gründe, aus welchen die Aktionäre den Antrag nicht genehmigt haben, in Wiedererwägung, und ersucht die Aktionäre um Genehmigung eines überarbeiteten Antrags; die Genehmigung kann an der Generalversammlung, an welcher der Antrag gemäss Abs. 1 oder 2 hiervor nicht genehmigt wurde, an einer ausserordentlichen Generalversammlung oder an der nächsten ordentlichen Generalversammlung erfolgen.	(4)	If at the annual general meeting the shareholders have not ratified a proposal of the Board of Directors pursuant to para. 1 above or para. 2 above, the Board of Directors shall reconsider the proposal that has not been ratified, taking into account, to the extent identifiable, the reasons for which the shareholders did not ratify the proposal, and seek shareholder ratification for a revised proposal at the annual general meeting at which the proposal pursuant to para. 1 above or para. 2 above has not been ratified, at an extraordinary general meeting or at the next annual general meeting.

(5)	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können Vergütung vor der Genehmigung durch die Aktionäre an einer Generalversammlung auszahlen oder zuteilen. Solche Vergütung steht unter dem Vorbehalt der nachträglichen Genehmigung durch die Aktionäre.	(5)	The Company or companies under its control may pay out or grant compensation prior to shareholder ratification at a general meeting of the shareholders. Such compensation is subject to subsequent shareholder ratification.

(6)	Der Begriff “Vergütung”, so wie er in diesen Statuten verwendet wird, umfasst jegliche Form der Entschädigung, einschliesslich, aber nicht beschränkt auf Vergütung in bar, in der Form von Aktien, gesperrten Aktien, Bonus-Aktien, ausgeschobenen Einheiten, Optionen, Wertsteigerungsrechten, gesperrten Aktieneinheiten, Leistungsprämien oder anderen Finanzinstrumenten oder Derivaten, oder irgendeiner Kombination davon, oder andere Leistungen und Vorteile, welche Mitgliedern des Verwaltungsrates und/oder der Geschäftsleitung bezahlt oder zugeteilt wird bzw. welche diese erhalten. Der Begriff “Vergütung” umfasst nicht den Ersatz von Auslagen, die ein Mitglied des Verwaltungsrates oder der Geschäftsleitung im Interesse der Gesellschaft getätigt hat.	(6)	The term “compensation”, as used in these Articles of Association, shall include any form of remuneration, including, without limitation, cash, shares, restricted shares, bonus shares, deferred units, stock options, share appreciation rights, restricted stock units, performance awards, awards of other financial instruments or derivatives, or any combination of the foregoing, paid or granted to, and any other benefits and perquisites received by, members of the Board of Directors and/or Executive Management. The term “compensation” shall not include the reimbursement of expenses incurred by a member Board of Directors or Executive Management in the interests of the Company.

Art. 22 b) Allgemeine Vergütungsprinzipien		Art. 22 b) General Compensation Principles

(1)	Die Vergütung des Verwaltungsrates kann (i) Barkomponenten, (ii) Aktien, gesperrte Aktien, gesperrte Aktieneinheiten, aufgeschobene Einheiten oder ähnliche Instrumente und/oder (iii) Leistungen oder Vorteile in der Form von Sach- oder Dienstleistungen umfassen, wie im Einzelnen vom Verwaltungsrat oder, soweit an ihn delegiert, vom Vergütungsausschuss unter Vorbehalt der anwendbaren Planbestimmungen festgelegt. Exekutive Verwaltungsräte erhalten keine Vergütung zusätzlich zur Vergütung, welche ihnen im Rahmen ihrer Funktion als Mitglied der Geschäftsleitung der Gesellschaft ausgerichtet wird.	(1)	The compensation of the Board of Directors may include (i) cash, (ii) shares, restricted shares, restricted share units, deferred units or similar instruments, and/or (iii) benefits and perquisites in kind or in the form of services, as shall be determined by the Board of Directors or, where delegated to it, the Compensation Committee and subject to the terms of the applicable plans. Executive directors shall not receive any compensation in addition to the compensation paid to them in their roles as officers of the Company.

(2)	Sofern vom Verwaltungsrat oder, soweit an ihn delegiert, vom Vergütungsausschuss nicht anders festgelegt, besteht die Vergütung der Geschäftsleitung in der Regel aus (i) einem Basissalär, (ii) anteilsbasierter oder anderer Leistungs- oder Erfolgsvergütung gemäss anwendbaren Plänen und (iii) weiterer Vergütung, die der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss als angemessen erachtet, einschliesslich, aber nicht beschränkt auf Beiträge an Vorsorgeleistungspläne und Spesenpauschalen.	(2)	Except as otherwise determined by the Board of Directors or, where delegated to it, the Compensation Committee, Executive Management compensation shall generally consist of (i) a base salary, (ii) equity incentive and other incentive compensation pursuant to applicable plans and (iii) any other compensation as deemed appropriate by the Board of Directors or, where delegated to it, the Compensation Committee, including, but not limited to, contributions to post-retirement benefit plans and allowances.

(3)	Vergütung gemäss Beteiligungs- oder Leistungs- und Erfolgsplänen soll so ausgestaltet sein, dass die Interessen der Empfänger auf diejenigen der Aktionäre der Gesellschaft ausgerichtet werden, eine Mitarbeiteranbindung erreicht wird und die Vergütung an die Leistung infolge der Schaffung von Mehrwert für die Aktionäre geknüpft wird. Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss berücksichtigen die Funktion, den Umfang der Pflichten und die Verantwortungsstufe des jeweiligen Empfängers, die Mitarbeiteranbindung, das gegenwärtige Geschäftsumfeld, die persönliche Leistung, die Leistung der Gesellschaft oder von Unternehmensteilen, einschliesslich, aber nicht beschränkt auf die Aktienrendite im Verhältnis zum Markt, anderen Unternehmen oder anderen Richtgrössen.	(3)	Compensation pursuant to participation or incentive plans shall be designed so as to align the interests of its recipients with those of the Company’s shareholders, provide retention incentives, and tie compensation to performance through the creation of shareholder value. The Board of Directors or, where delegated to it, the Compensation Committee shall take into account the position and level of duties and responsibility of the respective recipient, retention considerations, the current business environment, individual performance, performance of the Company or parts thereof, including, without limitation, total shareholder return relative to market, other companies or other benchmarks.

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(4)	Vorbehältlich der Genehmigung der Bestimmungen der Beteiligungs-oder der Leistungs-und Erfolgspläne durch die Aktionäre (soweit gemäss anwendbarem Recht oder anwendbaren Börsenregularien erforderlich), legt der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss für anteilsbasierte oder Leistungs- und Erfolgsvergütung, soweit anwendbar, die Zuteilungs-, Anfalls- (vesting-), Ausübungs- und Verfallsbedingungen fest; der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss kann vorsehen, dass aufgrund des Eintritts von im Voraus bestimmten Ereignissen wie einem Kontrollwechsel oder der Beendigung eines Arbeits-, Mandats- oder anderen Vertrags Anfalls- (vesting-) und Ausübungsbedingungen fortbestehen oder verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen.	(4)	In relation to equity incentive or other incentive awards, subject to the approval of the terms of equity incentive or other incentive plans by shareholders as may be required under applicable law and stock exchange rules, the Board of Directors or, where delegated to it, the Compensation Committee shall, as applicable, determine the grant, vesting, exercise and forfeiture conditions; the Board of Directors or, where delegated to it, the Compensation Committee may provide for the continuation, acceleration or removal of vesting and exercise conditions, for the payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case with regard to pre-determined events such as a change-in-control or termination of an employment, mandate or other agreement.

(5)	Die Gesellschaft kann die Aktien der Gesellschaft, die im Rahmen der anteilsbasierten Vergütung an die Begünstigten auszugeben oder zu liefern sind, jeweils soweit verfügbar aus genehmigtem oder bedingtem Aktienkapital oder unter Verwendung von auf dem Markt erworbenen eigenen Aktien bereitstellen.	(5)	The Company may procure the shares of the Company to be issued or delivered to beneficiaries of equity-based awards, to the extent available, from authorized share capital, conditional share capital, or through use of treasury shares purchased in the market.

(6)	Vergütung gemäss diesen Statuten kann durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausbezahlt oder zugeteilt werden.	(6)	Compensation pursuant to these Articles of Association may be paid or granted by the Company or companies under its control.

Art. 22 c) Zusatzbetrag für Änderungen in der Geschäftsleitung	Art. 22 c) Supplementary Amount for Changes to the Executive Management

Reicht der von den Aktionären an einer Generalversammlung genehmigte Maximalgesamtbetrag der Vergütung der Mitglieder der Geschäftsleitung für die Vergütung eines Mitglieds der Geschäftsleitung, das nach dem Zeitpunkt der letzten Genehmigung durch die Aktionäre an einer Generalversammlung Mitglied der Geschäftsleitung wird oder innerhalb der Geschäftsleitung befördert wird, nicht aus, sind die Gesellschaft oder von ihr kontrollierte Gesellschaften ermächtigt, jedem solchem Mitglied der Geschäftsleitung für die Dauer der bereits durch die Aktionäre an einer Generalversammlung genehmigten Vergütungsperiode(n) eine Vergütung zu bezahlen oder auszurichten. Eine solche Vergütung darf je neu ernanntes oder befördertes Mitglied der Geschäftsleitung und je relevante Vergütungsperiode unter keinen Umständen den letzten von den Aktionären an einer Generalversammlung genehmigten Maximalgesamtbetrag der Vergütung übersteigen. Vergütung, die gemäss diesem Art. 22 c) ausgerichtet wird, bedarf keiner weiteren Genehmigung durch die Aktionäre.	If the maximum aggregate amount of compensation of Executive Management members ratified by the shareholders at a general meeting of the shareholders is not sufficient to also cover the compensation of a member of Executive Management who becomes a member of Executive Management or is being promoted within Executive Management after the date of the most recent shareholder ratification at a general meeting of the shareholders, the Company or companies under its control shall be authorized to pay and/or grant compensation to such member of Executive Management in relation to the compensation period(s) already ratified by the shareholders at a general meeting of the shareholders. In no event shall any such compensation for each newly appointed or promoted member of Executive Management and for each relevant compensation period exceed the maximum aggregate amount of Executive Management compensation last ratified by shareholders at a general meeting of the shareholders. No further shareholder ratification shall be required for any compensation paid and/or granted in accordance with this Art. 22 c).

Art. 28 Schadloshaltung	Art. 28 Indemnification

Im Rahmen des gesetzlich Zulässigen, hält die Gesellschaft sämtliche Personen sowie deren Erben, Konkurs- oder Nachlassmassen, welche wegen ihrer Tätigkeit als Verwaltungsrat, Mitglied der Geschäftsleitung, Officer, Angestellte, Agent oder weil sie in einer anderen Funktion für oder im Namen der Gesellschaft (einschliesslich solcher Tätigkeiten, die diese Personen für eine andere Gesellschaft, eine nicht rechtsfähige Personengesellschaft, einen Joint Ventures, einen Trusts, eine sonstige Geschäftseinheit oder fiduziarisch im Zusammenhang mit von der Gesellschaft unterhaltenen Mitarbeiterbeteiligungsplänen für oder im Namen oder auf Aufforderung der Gesellschaft ausübten oder ausüben) tätig wurden, Partei in drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf-, verwaltungsrechtlicher oder anderer Natur (einschliesslich allfälliger Klagen der Gesellschaft) waren oder werden, schadlos von sämtlichen Auslagen (einschliesslich Anwaltskosten), Abgaben, Verlusten und Schäden, die diese in diesem Zusammenhang zu bezahlen und damit erlitten haben. Im Rahmen des gesetzlich zulässigen soll die Gesellschaft Gerichts- und Anwaltskosten im Zusammenhang mit solchen Klagen und Verfahren (einschliesslich Rechtsmittelverfahren) bevorschussen.	The Company shall indemnify, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as, or having in the past acted as, a member of the Board of Director, member of Executive Management, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company (including his serving for, on behalf of or at the request of the Company as a member of the Board of Director, member of Executive Management, officer-, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company) against any expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law.

[…][remainder unchanged]	[…][remainder unchanged]

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Art. 32 a) Verträge betreffend Vergütung mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	Art. 32 a) Agreements Regarding Compensation with Members of the Board of Directors and Executive Management

Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates unbefristete oder befristete Mandatsverträge oder andere Verträge über deren Vergütung als Verwaltungsräte abschliessen. Die Dauer von befristeten Verträgen darf die Amtsdauer eines Verwaltungsrates nicht überschreiten. Eine Erneuerung eines befristeten Vertrages ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal einer Amtsdauer.	The Company or companies under its control may enter into fixed or indefinite mandate or other agreements with the members of the Board of Directors regarding their compensation as directors. The duration of fixed term agreements may not exceed a director’s term of office. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period not exceeding a term of office.

Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung unbefristete oder befristete Arbeitsverträge oder andere Verträge abschliessen. Befristete Verträge haben eine Höchstdauer von einem (1) Jahr. Eine Erneuerung eines befristeten Vertrages ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal zwölf (12) Monaten.	The Company or companies under its control may enter into employment or other agreements with the members of Executive Management for a fixed term or for an indefinite term. Agreements for a fixed term may have a maximum term of one (1) year. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period of a maximum twelve (12) months.

Mitglieder der Geschäftsleitung können während der Kündigungsfrist von ihrer Arbeitspflicht befreit werden. Des Weiteren ist es zulässig, dass die Gesellschaft oder von ihr kontrollierte Gesellschaften Aufhebungs- oder ähnliche Vereinbarungen abschliessen.	Members of Executive Management may be released from their obligation of work during the time of the termination notice period. Further, it shall be permissible for the Company or companies under its control to enter into termination or similar agreements.

Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsvertrags vereinbaren. Die gesamte Abgeltung eines solchen Konkurrenzverbots darf die an dieses Mitglied der Geschäftsleitung für das letzte volle Geschäftsjahr, während dem er oder sie von der Gesellschaft oder von einer von ihr kontrollierten Gesellschaft angestellt war, ausgerichtete Gesamtjahresvergütung nicht übersteigen	The Company or companies under its control may enter into non-competition agreements with members of Executive Management for the time after the termination of the employment agreement. The total consideration paid for a non-competition undertaking shall not exceed the total annual compensation paid to such member of Executive Management during the last full fiscal year in which he or she was employed at the Company or companies under its control

Art. 32 b) Mandate ausserhalb des Konzerns			Art. 32 b) Mandates Outside the Group

(1)	Kein Mitglied des Verwaltungsrates, das anderweitig eine Vollzeitbeschäftigung oder eine Teilzeitbeschäftigung von mehr als 16 Wochenstunden ausübt, und kein Mitglied der Geschäftsleitung kann mehr als sechs (6) zusätzliche Mandate wahrnehmen, wovon nicht mehr als zwei (2) in Zivilrechtlichen Personen sein dürfen, deren Aktien an einer Börse kotiert sind. Kein Mitglied des Verwaltungsrates, das ansonsten pensioniert ist oder anderweitig eine Teilzeitbeschäftigung von nicht mehr als 16 Wochenstunden ausübt, kann mehr als zehn (10) zusätzliche Mandate wahrnehmen, wovon nicht mehr als vier (4) in Zivilrechtlichen Personen sein dürfen, deren Aktien an einer Börse kotiert sind.		(1)	No member of the Board of Directors who otherwise holds full-time employment or part-time employment of more than 16 hours per week and no member of Executive Management may hold more than six (6) additional Mandates of which not more than two (2) Mandates may be in Persons whose shares are listed on a stock exchange. No member of the Board of Directors who is otherwise retired or employed in part-time employment not exceeding 16 hours per week may hold more than ten (10) additional Mandates of which not more than four (4) Mandates may be in Persons whose shares are listed on a stock exchange.

(2)	Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Abs. 1 dieses Art. 32 b):		(2)	The following Mandates shall not be subject to the limitations set forth in para. 1 of this Art. 32 b):

	(a)	Mandate in Zivilrechtlichen Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen;		(a)	Mandates in any Person which controls, is controlled by or under common control with the Company;

	(b)	Mandate, die auf Anordnung der Gesellschaft oder von Zivilrechtlichen Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen, wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen;		(b)	Mandates held at the instruction of the Company or any Person which controls, is controlled by or under common control with the Company; provided, however, that no member of the Board of Directors or Executive Management shall hold more than ten (10) such Mandates;

	(c)	Mandate in Vereinen, gemeinnützigen Organisationen, Stiftungen (einschliesslich Personalfürsorgestiftungen), Trusts und ähnliche Zivilrechtliche Personen. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen.		(c)	Mandates in associations, charitable organizations, foundations (including in relation to post-retirement benefits), trusts and similar Persons; provided, however, that no member of the Board of Directors or Executive Management shall hold more than ten (10) such Mandates.

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(3)	Eine vorübergehende Überschreitung der Beschränkungen gemäss Abs. 1 und 2 dieses Art. 32 b) ist zulässig.	(3)	A temporary exceedance of the limitations pursuant to para. 1 and para. 2 of this Art. 32 b) shall be permissible.

(4)	Der Begriff “Mandate”, so wie er in diesen Statuten verwendet wird, umfasst jeglichen Einsitz in das oberste Leitungs- oder Verwaltungsorgan einer Zivilrechtlichen Person, die zur Eintragung in ein Schweizerisches Handelsregister oder ein entsprechendes ausländisches Register verpflichtet ist. Mandate in verschiedenen Zivilrechtlichen Personen, welche unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat.	(4)	The term “Mandate”, as used in these Articles of Association, shall refer to any position in the supreme governing body of a Person that is required to be registered in a Swiss commercial register or a foreign register of equivalent nature. Mandates in different Persons that are under joint control or same beneficial ownership shall be deemed to be one Mandate.

Art. 32 c) Vorsorgeleistungen	Art. 32 c) Post-Retirement Benefits

Die Gesellschaft kann an Mitglieder der Geschäftsleitung Vorsorgeleistungen ausserhalb der beruflichen Vorsorge ausrichten, soweit solche Vorsorgeleistungen 50% der jeweiligen Gesamtjahresvergütung nicht übersteigen.	The Company may grant members of the Executive Management post-retirement benefits beyond occupational pensions, provided, however, that any such post-retirement benefit may not exceed 50% of the respective total annual compensation.

Art. 41 Definitionen	Art. 41 Definitions

[…]	[…]

Nahestehende Gesellschaft	Affiliate

Der Begriff Nahestehende Gesellschaft bedeutet bezüglich einer Person, jede andere Person, die direkt oder indirekt über eine oder mehrere Mittelspersonen die andere Person kontrolliert, von dieser anderen Person kontrolliert wird, oder unter gemeinsamer Kontrolle mit dieser anderen Person steht. “Kontrolle” einschliesslich der Begriffe “kontrollierend” und “kontrolliert” für die Zwecke dieser Definition und allgemein dieser Statuten bedeutet die Möglichkeit, direkt oder indirekt auf die Geschäftsführung und die Geschäftspolitik einer Person Einfluss zu nehmen, sei es aufgrund des Haltens von Stimmrechten oder auf andere Weise. […]	The term Affiliate shall mean with respect to any person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition and generally these Articles of Association, “control”, “controlling” and “controlled” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise. […]

[…]	[…]

Zivilrechtliche Person	Person

Der Begriff Zivilrechtliche Person bedeutet jede natürliche Person, Kapitalgesellschaft, rechts- oder nichtrechtsfähige Personengesellschaft oder jeder andere Rechtsträger. Für die Zwecke von Art. 32 b) dieser Statuten sind Individuen nicht erfasst.	The term Person shall mean any individual, corporation, partnership, unincorporated association or other entity. For purposes of Art. 32 b) of these Articles of Association, it shall not include individuals.

Annex 3 |	Text of Proposed Amendment to the Articles of Association to allow general meetings to be held online to the extent permitted under applicable law

Art. 13 Recht zur Einberufung	Art. 13 Right to call a General Meeting

Die Generalversammlung wird vom Verwaltungsrat, nötigenfalls von der Revisionsstelle, einberufen. Das Einberufungsrecht steht auch den Liquidatoren und den Vertretern der Anleihensgläubiger zu. Sie findet am Gesellschaftssitz oder an einem anderen Ort im In- oder Ausland oder, soweit nach den gesetzlichen Bestimmungen zulässig, ausschliesslich in einer vom Verwaltungsrat von Zeit zu Zeit festgelegten virtuellen Form statt.	The general meeting of the shareholders shall be called by the Board of Directors or, if necessary, by the Auditors. Liquidators and representatives of bond creditors are also entitled to call the general meeting of the shareholders. It shall be held at the Company’s registered office or at another place in Switzerland or abroad or, to the extent permissible under applicable laws, solely in virtual form, as determined by the Board of Directors from time to time.

GARMIN LTD. - 2014 Proxy Statement     B-8